UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Amendment No. 1

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CHEGG, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Explanatory Note
On April 14, 2022, Chegg, Inc. (“Company”) filed a Proxy Statement for our 2022 Annual Meeting of Stockholders (the “Proxy Statement”) with the Securities and Exchange Commission. We are filing this amended proxy statement (this “Amended Proxy Statement”) to revise typographical and formatting errors contained in the biographical description of Sarah Bond in the “Nominees to the Board of Directors” section.
Except for the changes noted above, no other information contained in the Proxy Statement has been modified. This Amended Proxy Statement should be read in place of the original Proxy Statement, and amends, restates and supersedes the original Proxy Statement in all respects. The corrections contained in this Amended Proxy Statement were made prior to any mailing of the original Proxy Statement to our stockholders.

April 14, 2022
To Our Stockholders,
You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Chegg, Inc. Due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our employees, stockholders and our community, the Annual Meeting will be held on Wednesday, June 1, 2022 at 9:00 a.m. Pacific Time in a virtual-only format and not in person. You may attend the Annual Meeting by visiting https://web.lumiagm.com/299143484. The passcode is: CHGG2022. To attend and participate in the Annual Meeting, you will need the control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card. As always, we encourage you to vote your shares prior to the Annual Meeting.
We have elected to deliver our proxy materials to our stockholders over the Internet in accordance with SEC rules. We believe that this delivery process reduces our environmental impact and lowers the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. On April 14, 2022, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders, which contains instructions on how to access our proxy materials for our Annual Meeting, including our proxy statement and annual report to stockholders. The Notice also provides instructions on how to vote by telephone or via the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail.
The matters to be acted upon are described in the accompanying notice of Annual Meeting and proxy statement.
We hope that you will be able to join us at our virtual Annual Meeting. Whether or not you plan to attend the meeting, it is important that you cast your vote either by voting at the virtual Annual Meeting or by proxy before the Annual Meeting. Your vote is important.
Sincerely,

Dan Rosensweig President, Chief Executive Officer and Co-Chairperson

Notice of Annual Meeting

To Our Stockholders:
NOTICE IS HEREBY GIVEN that due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our employees, stockholders, and our community, the 2022 Annual Meeting of Stockholders (“Annual Meeting”) of Chegg, Inc. (“Chegg,” “Company,” “we,” “us” or “our”) will be held on Wednesday, June 1, 2022, at 9:00 a.m. Pacific Time in a virtual-only format and not in person. You may attend the Annual Meeting by visiting https://web.lumiagm.com/299143484. The passcode is: CHGG2022. To attend and participate in the Annual Meeting, you will need the control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card.
We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:
Meeting Details DATE Wednesday, June 1, 2022 TIME 9:00 a.m. Pacific Time LOCATION web.lumiagm.com /299143484

1
To elect the Class III directors to serve until the third Annual Meeting of Stockholders following this meeting and until their successors are elected and qualified or until their resignation or removal.

2	To vote, on a non-binding advisory basis, on the compensation paid by us to our Named Executive Officers for the year ended December 31, 2021.
3	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
YOUR VOTE IS VERY IMPORTANT
Each share of our common stock that you own represents one vote. For questions regarding your stock ownership, if you are a registered holder, you can contact our transfer agent, American Stock Transfer & Trust Company, through their website at www.astfinancial.com or by phone at (800) 937-5449.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on April 4, 2022 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. For 10 days prior to the meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available during ordinary business hours at our headquarters for examination by any stockholder for any purpose relating to the meeting. If our headquarters are closed for health and safety reasons related to the COVID-19 pandemic during such period, the list of stockholders will be made available for inspection upon request via email to ir@chegg.com subject to our satisfactory verification of stockholder status.

NOTICE OF ANNUAL MEETING
Participation in the Virtual Annual Meeting
As described in our proxy materials for the Annual Meeting, you are entitled to participate in our Annual Meeting if you were a stockholder of record of our common stock at the close of business of April 4, 2022. To attend and participate in the Annual Meeting, you must enter the control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card.
Online access to the Annual Meeting website will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your device. We encourage you to access the Annual Meeting website in advance of the designated start time.
You may vote during the Annual Meeting by following the instructions available on the Annual Meeting website. If you are the beneficial owner of shares held in street name and you want to vote your shares during the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should contact your broker or nominee or refer to the instructions provided by your broker or nominee for further information.
It is important that you read the Proxy Materials previously made available to you, including the Notice of 2022 Annual Meeting of Stockholders, Proxy Statement, Proxy Card and Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (collectively, the “Proxy Materials”), and we encourage you to vote your shares of common stock in advance of the Annual Meeting by one of the methods described in the Proxy Materials.
Whether or not you plan to virtually attend the Annual Meeting, we strongly urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the Proxy Materials.
Your vote is very important. Each share of our common stock that you own represents one vote. For questions regarding your stock ownership, if you are a registered holder, you can contact our transfer agent, American Stock Transfer & Trust Company, through their website at www.astfinancial.com or by phone at (800) 937-5449.
By Order of the Board of Directors,
Woodie Dixon, Jr.
General Counsel and Corporate Secretary
Santa Clara, California
April 14, 2022
Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote by telephone or via the Internet or request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Information About the Meeting” beginning on page 5 of the proxy statement and the instructions on the Notice of Internet Availability of Proxy Materials that was mailed to you.

Proxy Summary

Meeting Details				2021 Business Highlights 7.8M Chegg Services Subscribers *Includes International 29% Chegg Services Revenue Y/Y Growth 34% Adjusted EBITDA Margin 1.5M International Chegg Services Subscribers

DATE Wednesday, June 1, 2022	TIME 9:00 a.m. Pacific Time	LOCATION web.lumiagm.com /299143484

Ways to Vote You may vote during the Annual Meeting by following the instructions on the Annual Meeting website.

VOTE VIA INTERNET In order to do so, please follow the instructions shown on your Notice or Proxy Card.	VOTE VIA PHONE In order to do so, please follow the instructions shown on your Notice or Proxy Card.	VOTE VIA MAIL Sign, date and return proxy card in the envelope provided.

Voting Recommendations

Proposal		Recommendation	Page

1	Election of four Class III directors. •Sarah Bond •Marcela Martin •Melanie Whelan •John (Jed) York	FOR	19
2	To approve, on a non-binding advisory basis, the compensation of our named executive officers.	FOR	30
3	To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022.	FOR	31

Chegg, Inc.	1	Proxy Statement for the 2022 Annual Meeting of Stockholders

2022 Director Nominees
We introduce our 2022 director nominees below. All the nominees are independent.

				Committee Memberships
Name	Age	Director Since	Independence	Audit Committee	Compensation Committee	Governance and Sustainability Committee

Sarah Bond	43	2020	YES		■
Marcela Martin	50	2021	YES	■
Melanie Whelan	44	2019	YES		■
John (Jed) York	41	2013	YES		«	■
■ - Member
« - Chair
Diversity of the Board

TENURE	AGE	GENDER	INDEPENDENCE	RACE/ETHNICITY

Help students achieve better outcomes The guiding principle behind every decision that we make. Period.

Chegg, Inc.	2	Proxy Statement for the 2022 Annual Meeting of Stockholders

Board Director Experience
The matrix below highlights several of the experiences, qualifications, attributes, and skills of our directors. While these characteristics are considered by the Board and the Governance and Sustainability Committee in connection with the director nomination process, the following matrix does not encompass all experience, qualifications, attributes, or skills of our directors.

Name	Digital	International	Senior Executive	High-Growth at Scale	Public BoD	Risk Management	Finance & Accounting	Subscription or D2C	Cybersecurity	M&A	Education or Non-Profit	ESG

Sarah Bond	■	■	■	■	■	■		■	■	■		■
Renee Budig	■	■	■	■	■		■	■		■
Paul LeBlanc	■	■	■			■	■	■	■	■	■	■
Marne Levine	■	■	■	■		■		■		■	■	■
Marcela Martin	■	■	■	■	■	■	■	■		■		■
Dan Rosensweig	■	■	■	■	■	■	■	■	■	■	■	■
Richard Sarnoff	■	■	■	■	■	■	■	■		■	■
Ted Schlein	■	■	■		■		■	■	■	■	■	■
Melanie Whelan	■	■	■					■		■	■	■
John (Jed) York	■	■	■			■	■			■		■

Digital - Experience with technology, digital and social media, or partnerships.
International - Experience with international operations.
Senior Executive - Experience as a CEO or senior executive at a public company or other large organization.
High-Growth at Scale - Experience with high-growth organization with $5+ billion annual revenue.
Public BoD - Experience as a director of another public company.
Risk Management - Experience in risk management.
Finance & Accounting - Expertise in financial statements and accounting.
Subscription or D2C - Experience with direct to consumer or subscription services.
Cybersecurity - Expertise in technology and cybersecurity.
M&A - Expertise in M&A, debt and equity financings and other strategic transactions.
Education or Non-Profit - Expertise in education or non-corporate (non-profits).
ESG - Leadership experience with ESG, sustainability, or diversity and inclusion.

Chegg, Inc.	3	Proxy Statement for the 2022 Annual Meeting of Stockholders

General Proxy Information

Information About Solicitation and Voting
The accompanying proxy is solicited on behalf of the Board of Directors (“Board of Directors”) of Chegg, Inc. (“Chegg,” “Company,” “we,” “us” or “our”), for use at the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 1, 2022, at 9:00 a.m. Pacific Time, and any adjournment or postponement thereof.
The Annual Meeting will be held in a virtual-only format due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our employees, stockholders, and our community. Because the Annual Meeting is virtual and being conducted electronically, stockholders may not attend the Annual Meeting in person, and should plan to participate via live webcast, which will be available at the following address: https://web.lumiagm.com/299143484. The passcode is: CHGG2022. To attend and participate in the virtual Annual Meeting, you will need the control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card. Online access to the Annual Meeting website will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your device. We encourage you to access the Annual Meeting website in advance of the designated start time.
Internet Availability of Proxy Materials
Under rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the Internet instead of mailing printed copies of those materials to each stockholder. As a result, on or about April 14, 2022, we sent our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report. The Notice also provides instructions on how to access your proxy card to vote by telephone or via the Internet.
This process is designed to reduce our environmental impact and lowers the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice.
General Information About the Meeting
Purpose of the Meeting
At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. As of April 14, 2022, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are our officers, have the authority in their discretion to vote the shares of our common stock represented by the proxy. Following the meeting, management will respond to questions from any stockholders who have joined the Annual Meeting with their control numbers, which is included in their Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card.

Chegg, Inc.	4	Proxy Statement for the 2022 Annual Meeting of Stockholders

GENERAL PROXY INFORMATION
Record Date and Shares Outstanding
Stockholders of record at the close of business on April 4, 2022 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on April 4, 2022, the Company had 126,681,792 shares of common stock issued and outstanding.
Quorum
The holders of a majority of the voting power of the shares of our common stock entitled to vote at the meeting as of the record date must be present at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote at the virtual meeting or if you have properly submitted a proxy.
Voting Rights
Each holder of shares of our common stock is entitled to one vote for each share of our common stock held as of the close of business on April 4, 2022, the Record Date. You may vote all shares owned by you as of April 4, 2022, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee (collectively referred to in this proxy statement as your “Broker”).
Stockholder of Record: Shares Registered in Your Name. If, on April 4, 2022, your shares of our common stock were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting or vote by telephone, via the Internet, or if you request or receive paper proxy materials by mail, by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker. If, on April 4, 2022, your shares of our common stock were held in an account with a Broker, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your Broker on how to vote the shares of our common stock held in your account. However, the Broker that holds your shares of our common stock is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from the Broker that holds your shares giving you the right to vote the shares at the meeting.
Required Vote
Proposal No. 1. Each director nominated in Proposal No. 1 will be elected by a plurality of the votes cast, which means that the four individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. Stockholders may either vote “FOR” the nominee or “WITHHOLD” the vote with respect to the nominee.
Proposal No. 2. The affirmative “FOR” vote of a majority of the shares present, represented and entitled to vote on the proposal is required to approve, on an advisory and non-binding basis, the compensation awarded to our named executive officers for the year ended December 31, 2021. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Although this say-on-pay vote is advisory and, therefore, will not be binding on us, our Compensation Committee and our Board of Directors value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns and the Compensation Committee will evaluate what actions may be necessary or appropriate to address those concerns.
Proposal No. 3. Approval of Proposal No. 3 will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes cast “AGAINST” the proposal. Abstentions (shares of the Company’s common stock present at the Annual Meeting and voted “ABSTAIN”) are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon.
“Broker non-votes” occur when shares of our common stock held by a Broker for a beneficial owner are not voted either because (i) the Broker did not receive voting instructions from the beneficial owner or (ii) the Broker lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Note that if you are a beneficial holder and do not provide specific voting instructions to your Broker, the Broker that holds your shares of our common stock will not be authorized to vote on the election of the directors. A

Chegg, Inc.	5	Proxy Statement for the 2022 Annual Meeting of Stockholders

GENERAL PROXY INFORMATION
Broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. Absent instructions from the beneficial owner of such shares, a Broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only the ratification of Deloitte & Touch LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal No. 3) is considered a routine matter. The other proposals presented at the Annual Meeting are non-routine matters. Accordingly, we encourage you to provide voting instructions to your Broker, whether or not you plan to attend the Annual Meeting.
Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting
The Board of Directors recommends that you vote:
•Proposal No. 1 - FOR each of the Class III directors named in this proxy statement.
•Proposal No. 2 - FOR the approval of the compensation of our Named Executive Officers.
•Proposal No. 3 - FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
Voting Instructions; Voting of Proxies
Stockholders as of the Record Date may:
•Vote at the Annual Meeting – you may vote during the Annual Meeting by following the instructions on the Annual Meeting website;
•Vote via telephone or via the Internet – in order to do so, please follow the instructions shown on your Notice or proxy card; or
•Vote by mail – if any individual stockholders request and receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the Annual Meeting in the envelope provided.
Votes submitted by telephone or via the Internet must be received by 11:59 p.m., Eastern Time, on May 31, 2022. Submitting your proxy (whether by telephone, via the Internet or by mail if you request or received a paper proxy card) will not affect your right to vote in person should you decide to attend the meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your Broker to direct it how to vote your shares. For Proposal No. 1, you may either vote “FOR” all the nominees to the Board of Directors, or you may “WITHHOLD” your vote from any nominee you specify. For Proposal No. 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. For Proposal No. 3, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares of our common stock should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.
If you received the Notice, please follow the instructions included on the Notice on how to access your proxy card and vote by telephone or via the Internet. If you do not vote and you hold your shares of our common stock in street name, and your Broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares of our common stock that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.
If you receive more than one proxy card or more than one Notice, your shares of our common stock are registered in more than one name or are registered in different accounts. To make certain all of your shares of our common stock are voted, please follow the instructions included on the Notice regarding how to access each proxy card and vote each proxy card by telephone or via the Internet. If you requested or received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

Chegg, Inc.	6	Proxy Statement for the 2022 Annual Meeting of Stockholders

GENERAL PROXY INFORMATION
Even if you plan on attending the Annual Meeting virtually, we strongly recommend that you vote your shares in advance of the Annual Meeting as instructed above.
Expenses of Soliciting Proxies
The expenses of soliciting proxies will be paid by the Company. Following the original mailing of the soliciting materials, Chegg and its agents may solicit proxies by mail, email, telephone, facsimile or by other similar means. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email, or otherwise. Following the original mailing of the soliciting materials, Chegg will request Brokers to forward copies of the soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, Chegg, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote via the Internet, you are responsible for any Internet access charges you may incur.
Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the meeting by:
•delivering to the Corporate Secretary of the Company (by any means, including facsimile) a written notice stating that the proxy is revoked;
•signing and delivering a proxy bearing a later date;
•voting again by telephone or via the Internet; or
•attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a Broker and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions. In the event of multiple online or telephone votes by a stockholder, each vote will supersede the previous vote and the last vote cast will be deemed to be the final vote of the stockholder unless revoked during the virtual meeting.
Electronic Access to the Proxy Materials
The Notice will provide you with instructions regarding how to:
•view our proxy materials for the meeting via the Internet; and
•instruct us to send our future proxy materials to you electronically by email.
Choosing to receive your future proxy materials by email will reduce the impact of our Annual Meetings of Stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The preliminary voting results will be announced at the meeting and posted on our website at https://investor.chegg.com. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the meeting.

Chegg, Inc.	7	Proxy Statement for the 2022 Annual Meeting of Stockholders

ESG, Corporate Governance, and Board Composition

Environmental, Social and Governance Matters
Chegg is a mission-driven company. We put learners first and seek to improve their outcomes in school and beyond. We strive to improve the overall return on investment in education by helping students learn more in less time and at a lower cost.

We aim to support and accelerate the path students take from learning to earning. This includes online tools for academia in a digital world and extends beyond the classroom into their professional careers. We help students each step of the way to improve the outcome of their education. To do this, we focus on listening to their needs, elevating and amplifying their voice, and taking action to provide real life solutions.
This sentiment is weaved into everything we do and supports our commitment to Environmental, Social and Governance (ESG) and Sustainability matters. We are committed to making a difference on the issues that matter to learners, our employees, stockholders, and other key stakeholders.
ESG Management and Oversight
Formal responsibilities for the implementation and management of programs that involve ESG issues are held by functional team leaders throughout the organization. At the most senior levels, including our Chief People Officer and Chief Information Security Officer, these leaders regularly report to Chegg's Board of Directors on issues related to ESG.
Chegg's Governance and Sustainability Committee maintains oversight over the majority of Chegg's material ESG topics, while some topics, such as Pay Equity, are overseen by our Compensation Committee, and others, such as Data Security and Privacy, are overseen by our Audit Committee.
ESG Materiality
In 2021, we completed our first formal materiality assessment to help prioritize our ESG roadmap and better understand which ESG topics are most material to Chegg and our key stakeholders.
We engaged over 300 students, professors, employees, executives, employee resource group leaders, investors, and board members as a part of this process to help us evaluate key ESG issues. We value the opinions of our stakeholders, both internal and external, and will continue to engage on ESG and other topics.
The feedback from this materiality assessment reinforced our longstanding belief that Chegg's mission and values are critical to our business success and are deeply integrated into our culture and processes.
We are excited to incorporate the conclusions from the materiality assessment. Going forward, our ESG strategy will put an increased emphasis on the topics in the upper right-hand quadrant, which have been identified by our stakeholders as important to both business and society.
The matrix below is a visual representation of the conclusions and feedback we gathered from the stakeholder groups.

Chegg, Inc.	8	Proxy Statement for the 2022 Annual Meeting of Stockholders

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

CATEGORIES

Environment	Learners	Employees	Governance & Responsible Business Practices

Proactive We understand students at a deep level and anticipate their needs at every step.

Chegg, Inc.	9	Proxy Statement for the 2022 Annual Meeting of Stockholders

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
ESG Framework
We categorize our efforts to support key ESG issues into six pillars.

FOCUS ON PEOPLE	ACT RESPONSIBLY	HELP LEARNERS	OPERATE SUSTAINABLY	GIVE BACK	GOVERN EFFECTIVELY

•Culture, Belonging and Diversity •Human Capital Management •Employee Engagement •Employee Health, Safety, and Wellbeing	•Privacy and Cybersecurity •Ethics/Compliance •Academic Integrity •Responsible Marketing •Technology Innovation and Performance	•Product Impacts and Learning Outcomes •Access to Education •Holistic Approach to Learner Success	•Climate Change Risks and Opportunities •Natural Resource Management •Environmental Impact	•Community Engagement •Philanthropy •Research and Advocacy	•Corporate Governance
Focus on People. We focus on people by making Chegg a great place to work. We foster an environment centered on respect for all people, where diversity and inclusion are celebrated, and people have the opportunity to develop and advance their careers. Our employees are one of our biggest competitive advantages, and it is our responsibility to take care of them. We do this by offering an array of wellness and personal development programs, including health benefits, tuition reimbursement, mental health support, childcare credit and tools, paid parental leave, flexible PTO, professional leadership coaching, student debt repayment and ergonomic workplace design, to name a few.
Act Responsibly. We understand that to be a true customer champion and to gain and preserve our customers' trust, we must operate all facets of our business with integrity. We hold ourselves to the highest ethical standards and strive for full compliance with applicable laws and regulations. Our mission-driven nature is what attracts many of us to the Company and keeps us here year after year. We believe this contributes to our strong values-driven culture and our shared respect for both legal and ethical business practices.
Help Learners. Learners are evolving and so is Chegg. The modern learner looks very different than they once did. They are older, many have families, and they are juggling work and school at the same time, so it comes as no surprise that they need more flexibility when it comes to education. Learners tell us that they need affordable, on-demand help and unfortunately, they are often unable to get that help from the institutions they pay to teach them. By combining our proprietary student data and A.I. technology, we are better able to predict students' needs without them having to ask. Learners are automatically pushed relevant content to give them an individualized learning experience. We are extremely proud to offer an integrated platform for learning that has helped so many learners on their education journey by providing them with the type of help they need, when they need it, in the format they want to receive it.

Chegg, Inc.	10	Proxy Statement for the 2022 Annual Meeting of Stockholders

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
Operate Sustainably. We are focused on sustainable operations and are committed to minimizing the environmental impact of our business. We know that we owe it to our customers, employees, and society to use environmentally sound practices. This commitment impacts our operations, energy usage, and office buildings. Further, we strive to work with vendors that support our employee services and partners that have similar values around operating sustainably. As part of our commitment to operate sustainably, Chegg has begun to measure its greenhouse gas emissions, with the goal of minimizing these emissions over time. In 2021, we completed our first greenhouse gas emissions analysis using the Greenhouse Gas Protocol Corporate Accounting and Reporting Standard.
Give Back. Chegg and Chegg.org address issues facing the modern learner. We support organizations whose initiatives benefit learners globally and our communities. We focus on supporting: nonprofits who are tackling food insecurity, communities in areas where our offices are located, communities our Employee Resource Groups work to support, learner mental health by building tools and content, the fight against systemic racism, nonprofits who support underrepresented youth, and refugees, particularly women and children. Chegg’s business activities and major themes of our philanthropic and community efforts align with many of the U.N.’s Sustainable Development Goals, and we have identified three goals (#4 – Quality Education, #3 – Good Health and Well-Being, and #2 – Zero Hunger) for which Chegg’s influence is greatest.
Govern Effectively. Chegg has a commitment to strong corporate governance practices. Corporate governance is part of our culture and is founded on our daily commitment to living values and principles that recognize our ethical obligations to our employees, customers and shareholders.
Awards and Recognition
•Chegg has been certified as a Great Place to Work since 2018.
•Chegg has been voted one of Fortune’s Best Small and Medium Workplaces for Millennials, Technology, and in the Bay Areas for 2021.
•Chegg has won seventeen best workplace awards from Comparably's 2021 lists: Best Company to Work for in the Bay Area, Best Global Culture, Best Company Outlook, Best Work-Life Balance, Best CEO for Diversity, Best CEO for Women, Best Leadership Team, Best Product & Design Team, Best Operations Team, Best Marketing Team, Best HR Team, and Best Engineering Team.
•We are pleased to share our recognition as a company committed to sustainability in our industry and we are honored to be included in this year's S&P Global Sustainable Yearbook.
Additional information on our ESG efforts is available on the Investor Relations section of our website, which is located at https://investor.chegg.com, under “ESG.” Our website addresses in this proxy statement are included as inactive textual references only. The information contained on or accessible through these websites is not incorporated by reference into this proxy statement.
Corporate Governance Guidelines
Chegg is strongly committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management can pursue our strategic objectives for the benefit of our stockholders.
Our Board of Directors has adopted Corporate Governance Guidelines that set forth our expectations for directors, director independence standards, board committee structure and functions, and other policies regarding our corporate governance. Our Corporate Governance Guidelines are available without charge on the Investor Relations section of our website, which is located

Chegg, Inc.	11	Proxy Statement for the 2022 Annual Meeting of Stockholders

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
at https://investor.chegg.com, under “Corporate Governance.” The Corporate Governance Guidelines are reviewed at least annually by our Governance and Sustainability Committee, and any warranted changes are recommended to our Board of Directors.
Board Leadership Structure
Our Corporate Governance Guidelines provide that our Board of Directors shall be free to choose its Chairperson, or Co-Chairperson, in any way that it considers in the best interests of our Company, and that the Governance and Sustainability Committee shall periodically consider the leadership structure of our Board of Directors and make such recommendations related thereto to our Board of Directors as the Governance and Sustainability Committee deems appropriate. Our Board of Directors does not have a policy on whether the role of the Chairperson, or of the Co-Chairperson, and Chief Executive Officer should be separate and believes that it should maintain flexibility in determining a board leadership structure appropriate for us from time to time.
Our Board of Directors believes that we and our stockholders currently are best served by having Dan Rosensweig, our President and Chief Executive Officer, serve as a Co-Chairperson of our Board of Directors, considering his experience, expertise, knowledge of our business and operations and strategic vision. As Co-Chairperson of our Board of Directors, Mr. Rosensweig presides over meetings of the Board of Directors along with the other Co-Chairperson, and holds such other powers and carries out such other duties as are customarily carried out by the Co-Chairpersons of the Board of Directors. Our Board of Directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our Board of Directors and sound corporate governance policies and practices.
Our Board of Directors’ Role in Risk Oversight
Our Board of Directors, as a whole, has responsibility for risk oversight, although the committees of our Board of Directors oversee and review risk areas which are particularly relevant to them. The risk oversight responsibility of our Board of Directors and its committees is supported by our management reporting processes, which are designed to provide visibility to the Board of Directors and to our personnel that are responsible for risk assessment and information management about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include, but are not limited to, competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, cybersecurity, compliance and reputational risks.
Each committee of the Board of Directors meets in executive session with key management personnel and representatives of outside advisers to oversee risks associated with their respective principal areas of focus. The Audit Committee reviews our major financial and cybersecurity risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies and guidelines. The Governance and Sustainability Committee provides oversight with respect to director selection, Board effectiveness and independence, committee functions and charters, adherence to our environmental, social and corporate governance framework, and other corporate governance matters. The Compensation Committee reviews our major compensation-related risk exposures, human capital management, diversity and inclusion, senior management succession planning, including consideration of whether compensation rewards and incentives encourage undue or inappropriate risk taking by our personnel, and the steps management has taken to monitor or mitigate such exposures.
Independence of Directors
The rules, regulations and listing standards of the New York Stock Exchange (the “NYSE”) generally require that a majority of the members of our Board of Directors be independent. In addition, the NYSE rules, regulations and listing standards generally require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation, and Governance and Sustainability Committees be independent.
Our Board of Directors determines the independence of our directors by applying the independence principles and standards established by the NYSE. These provide that a director is independent only if the Board of Directors affirmatively determines that the director has no direct or indirect material relationship with the Company. They also specify various relationships that preclude

Chegg, Inc.	12	Proxy Statement for the 2022 Annual Meeting of Stockholders

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.
Applying these standards, our Board of Directors annually reviews the independence of our directors, taking into account all relevant facts and circumstances. In its most recent review, the Board of Directors considered, among other things, the relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director.
Based upon this review, our Board of Directors has determined that none of the members of our Board of Directors, other than Mr. Rosensweig, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of the members of our Board of Directors, other than Mr. Rosensweig, is “independent” as that term is defined under the rules, regulations and listing standards of the NYSE.
All members of our Audit Committee, Compensation Committee, and Governance and Sustainability Committee must be independent directors as defined by our Corporate Governance Guidelines. Members of the Audit Committee must also satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Chegg or any of its subsidiaries other than their directors’ compensation (including in connection with such member’s service as a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from Chegg or any of its subsidiaries). Our Board of Directors has determined that all members of our Audit Committee, Compensation Committee and Governance and Sustainability Committee are independent and all members of our Audit Committee satisfy the relevant SEC additional independence requirements for the members of such committee.

Chegg, Inc.	13	Proxy Statement for the 2022 Annual Meeting of Stockholders

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
Committees of Our Board of Directors
Our Board of Directors has established an Audit Committee, a Compensation Committee and a Governance and Sustainability Committee. The composition and responsibilities of each committee are described below. Each committee is governed by a charter. The charters for each committee can be obtained, without charge, on the Investor Relations section of our website, https://investor.chegg.com, under “Corporate Governance.” Members serve on these committees until their resignations or until otherwise determined by our Board of Directors.
AUDIT COMMITTEE
Our Audit Committee is comprised of Renee Budig, who is the Chair of the Audit Committee, Richard Sarnoff, Ted Schlein and Marcela Martin. Ms. Martin joined our Board of Directors and Compensation Committee in September 2021. The composition of our Audit Committee meets the requirements for independence under the rules, regulations and listing standards of the NYSE and the rules and regulations of the SEC. Each member of our Audit Committee is financially literate as required by the rules, regulations and listing standards of the NYSE. In addition, our Board of Directors has determined that each of Ms. Budig and Ms. Martin is an Audit Committee financial expert within the meaning of Item 407(d) of Regulation S-K of the Securities Act of 1933, as amended (Regulation S-K of the Securities Act of 1933, as amended, shall be referred to herein as "Regulation S-K").
Our Audit Committee, among other things:
•selects a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•reviews the continuing independence and performance of and oversees the Company’s relationship with the independent registered public accounting firm;
•discusses the scope, audit planning, and staffing of the independent registered public accounting firm;
•discusses the results of the audit with the independent registered public accounting firm, and reviews, with management and the independent registered public accounting firm, our interim and year-end operating results;
•develops procedures for employees to submit concerns anonymously about questionable accounting or auditing matters;
•considers and reviews the adequacy of our internal accounting controls and audit procedures;
•oversees the activities of the internal audit function within the Company; and
•approves or, as required, pre-approves all audit and non-audit services not prohibited by law to be performed by the independent registered public accounting firm.
COMPENSATION COMMITTEE
Our Compensation Committee is comprised of John (Jed) York, who is the Chair of the Compensation Committee, Marne Levine, Melanie Whelan and Sarah Bond. The composition of our Compensation Committee meets the requirements for independence under the rules, regulations and listing standards of the NYSE and the rules and regulations of the SEC. Each member of our Compensation Committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Act of 1934, as amended, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. The purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors relating to the compensation of our executive officers and directors.
Our Compensation Committee, among other things:
•reviews and determines the compensation of our executive officers and recommends to our Board of Directors the compensation for our directors;
•administers our stock and equity incentive plans;
•reviews and approves and makes recommendations to our Board of Directors regarding incentive compensation equity-based grants and equity plans; and
•establishes and reviews our Company’s overall compensation strategy.

Chegg, Inc.	14	Proxy Statement for the 2022 Annual Meeting of Stockholders

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
At least annually, our Compensation Committee reviews and approves our executive compensation strategy and principles to assure that they promote stockholder interests and support our strategic and tactical objectives, and that they provide for appropriate rewards and incentives for our executives. Our Compensation Committee also reviews and makes recommendations to our Board of Directors regarding the compensation of our non-employee directors and executive officers. The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits. In determining the compensation of each of our executive officers, other than our Chief Executive Officer, our Compensation Committee considers the recommendations of our Chief Executive Officer and our human resources department. In the case of the Chief Executive Officer, our Compensation Committee evaluates his performance and independently determines whether to make any adjustments to his compensation.
Our Compensation Committee retained an independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), to assist in structuring our executive officer compensation and non-employee director compensation for 2021. FW Cook provided our Compensation Committee with market data and analyses from a peer group of similarly-sized technology companies with similar business and financial characteristics. Other than the services described above, FW Cook has not provided our Company or our Compensation Committee with any other services. No work performed by FW Cook during 2021 raised a conflict of interest.
The Compensation Committee has delegated in accordance with applicable law, rules and regulations, and our Certificate of Incorporation and Bylaws, authority to an equity awards committee comprised of certain of our executive officers, including our Chief Executive Officer, who is also a member of the Board of Directors, the authority to make certain types of equity award grants under the Company's 2013 Equity Incentive Plan to any employee who is not an executive officer or director subject to the terms of such plan and equity award guidelines approved by our Compensation Committee. The Compensation Committee has also delegated to our Chief Executive Officer the authority to make certain types of equity award grants under the Company's 2013 Equity Incentive Plan to members of our Advisory Board.
GOVERNANCE AND SUSTAINABILITY COMMITTEE
Our Governance and Sustainability Committee is comprised of Marne Levine, who is the Chair of the Governance and Sustainability Committee, Ted Schlein, John (Jed) York and Paul LeBlanc. The composition of our Governance and Sustainability Committee meets the requirements for independence under the rules, regulations and listing standards of the NYSE.
Our Governance and Sustainability Committee, among other things:
•identifies, recruits, evaluates and recommends nominees to our Board of Directors and committees of our Board of Directors;
•conducts searches for qualified directors;
•annually evaluates the performance of our Board of Directors and its committee;
•considers and makes recommendations to the Board of Directors regarding the composition and leadership structure of the Board of Directors and its committees;
•reviews developments in corporate governance practices;
•oversees and periodically reviews the Company's policies, initiatives, strategy, disclosures and engagement with investors and other key stakeholders related to environmental, social and governance matters;
•evaluates the adequacy of our corporate governance practices and reporting; and
•makes recommendations to our Board of Directors concerning corporate governance matters.
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee during 2021 were Mses. Levine, Whelan, Bond and Mr. York. None of the members of our Compensation Committee in 2021 were at any time during 2021, or at any other time, an officer or employee of Chegg or any of its subsidiaries, and none had or has any relationships with Chegg that are required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the Board of Directors, or as a member of

Chegg, Inc.	15	Proxy Statement for the 2022 Annual Meeting of Stockholders

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during 2021.
Board and Committee Meetings and Attendance
Our Board of Directors is responsible for advising management and monitoring management's performance. The Board of Directors meets periodically during our fiscal year to review significant developments affecting us and to act on matters requiring the Board of Directors approval. The Board of Directors held five meetings during 2021 and acted four times by unanimous written consent; the Audit Committee held five meetings and acted two times by unanimous written consent; the Compensation Committee held two meetings and acted five times by unanimous written consent; and the Governance and Sustainability Committee held three meetings. During 2021, each member of the Board of Directors participated in at least 75% of the aggregate of all meetings of the Board of Directors and of all meetings of committees on which such member served that were held during the period in which such director served.
Board Attendance at Annual Meeting of Stockholders
Our policy is to invite and encourage each member of our Board of Directors to be present at our Annual Meeting. All of our then-serving directors attended our last Annual Meeting of Stockholders held on June 2, 2021.
Presiding Director of Non-Employee Director Meetings
The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Mr. Sarnoff, Co-Chairperson of the Board of Directors, is the presiding director at these meetings.
Communication with Directors
Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Co-Chairpersons or lead independent director, if any) may do so by letters addressed to the attention of our Corporate Secretary.
All communications are reviewed by the Corporate Secretary and provided to the members of the Board of Directors consistent with a screening policy providing that unsolicited items, sales materials, and other routine items and items unrelated to the duties and responsibilities of the Board of Directors not be relayed on to directors.
The address for these communications is:
Corporate Secretary
Chegg, Inc
3990 Freedom Circle
Santa Clara, CA 95054
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. Our Code of Business Conduct and Ethics is posted on the Investor Relations section of our website located at https://investor.chegg.com, under “Corporate Governance.” To satisfy the disclosure requirement under Item 5.05 of Form 8-K, any amendments or waivers of our Code of Business Conduct and Ethics pertaining to a member of our Board of Directors or one of our executive officers will be disclosed on our website at the above-referenced address.

Chegg, Inc.	16	Proxy Statement for the 2022 Annual Meeting of Stockholders

Nomination Process and Director Qualification

Nomination to the Board of Directors
Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of our Governance and Sustainability Committee in accordance with such committee’s charter, our Certificate of Incorporation and Bylaws, our Corporate Governance Guidelines and any criteria adopted by our Board of Directors regarding director candidate qualifications. In recommending candidates for nomination, the Governance and Sustainability Committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth below under “Stockholder Proposals to Be Presented at the Next Annual Meeting.”
Director Qualifications
With the goal of developing a diverse, experienced and highly-qualified Board of Directors, the Governance and Sustainability Committee is responsible for developing and recommending to our Board of Directors the desired qualifications, expertise and characteristics of members of our Board of Directors that the committee believes must be met by a committee-recommended nominee for membership to our Board of Directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of our Board of Directors to possess.
Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the Board of Directors from time to time, our Board of Directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal and regulatory requirements, the listing rules of the NYSE, and the provisions of our Certificate of Incorporation, Bylaws, Corporate Governance Guidelines, and charters of the board committees. In addition, neither our Board of Directors nor our Governance and Sustainability Committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering candidates for nomination, the Governance and Sustainability Committee may take into consideration many factors, including, among other things, a candidate’s independence, integrity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of the Board of Directors, in the context of its existing composition. Through the nomination process, the Governance and Sustainability Committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to

Chegg, Inc.	17	Proxy Statement for the 2022 Annual Meeting of Stockholders

NOMINATION PROCESS AND DIRECTOR QUALIFICATION
contribute to the Board of Directors overall effectiveness. The brief biographical description of the nominees set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes and skills of each director nominee that led to the conclusion that such director nominee should serve as a member of our Board of Directors at this time.
Director Orientation and Continuing Education
Our director orientation program familiarizes new directors with the Company's businesses, strategies and policies, and assists them in developing the skills and knowledge required for their service on the Board of Directors and assigned committees. All directors are invited to attend the orientation program. From time to time, management provides, or invites outside experts to provide, educational briefings to the Board of Directors on business, corporate governance, regulatory and compliance matters and other topics to help enhance skills and knowledge relevant to their service as a Chegg director.
Board Evaluations
Each year, our directors complete an assessment of Board of Directors and committee performance through evaluations facilitated by our Governance and Sustainability Committee and our outside counsel. The assessment includes a written evaluation, as well as director interviews conducted by our outside counsel and the Chair of our Governance and Sustainability Committee and one-on-one interview sessions with only our outside counsel. The evaluation and interview process is designed to assess board and committee meeting content, structure, processes, practices, and performance, an individual director’s own performance as well as the performance of such director’s fellow board members, and the leadership structure of the Board of Directors and its committees. To protect the anonymity and the integrity of the Board of Directors and committee evaluation process, our outside counsel compiles the information obtained in the evaluations and interviews into a report for review by our Governance and Sustainability Committee. The Governance and Sustainability Committee and the full Board of Directors then discusses the results of the evaluations and determines if any follow-up actions are appropriate. If follow-up action is needed, the Board of Directors and any applicable committee develops a plan to address matters raised in the report, as appropriate.

Chegg, Inc.	18	Proxy Statement for the 2022 Annual Meeting of Stockholders

Proposal One

Election of Directors
Our Board of Directors currently consists of ten directors and is divided into three classes, with each class serving for three years and with the terms of office of the respective classes expiring in successive years. Directors in Class III will stand for election at this meeting. The terms of office of directors in Class I and Class II do not expire until the Annual Meetings of Stockholders to be held in 2023 and 2024, respectively. At the recommendation of our Governance and Sustainability Committee, our Board of Directors proposes that each of the four Class III nominees named below be elected as a Class III director for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2025 and until such director’s successor is duly elected and qualified, or until such director’s earlier resignation or removal.
Shares of our common stock represented by proxies will be voted “FOR” the election of each of the four nominees named below, unless the proxy is marked to withhold authority to so vote. If any of the nominees for any reason are unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than four directors. Stockholders may not cumulate votes in the election of directors.

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Chegg, Inc.	19	Proxy Statement for the 2022 Annual Meeting of Stockholders

PROPOSAL ONE
Nominees to the Board of Directors
The nominees, and their ages, occupations, and length of service on our Board of Directors are provided in the table below. Additional biographical descriptions of each nominee are set forth in the text below the table. This description includes the primary individual experience, qualifications, qualities and skills of the nominees that led to the conclusion that the nominees should serve as members of our Board of Directors at this time.

Name of Director/Nominee	Age	Principal Occupation	Director Since

Sarah Bond(1)	43	Corporate Vice President, Gaming Ecosystem of Microsoft	December 2020
Marcela Martin(2)(4)	50	Chief Financial Officer of Squarespace Corporation	September 2021
Melanie Whelan(1)	44	Managing Director of Summit Partners	June 2019
John (Jed) York(1)(3)	41	Chief Executive Officer of the San Francisco 49ers	June 2013

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Governance and Sustainability Committee.
(4)	Ms. Martin was appointed to the Board of Directors and to the Audit Committee on September 15, 2021.

Sarah Bond
Sarah Bond has served on our Board of Directors since December 2020. Since June 2020, Ms. Bond has served as the Corporate Vice President, Gaming Ecosystem at Microsoft Corporation, a technology company, and from April 2017 to June 2020 Ms. Bond served as the Corporate Vice President of Gaming Partnerships and Business Development. Previously, Ms. Bond served in several senior roles at T-Mobile USA Inc., a telecommunications company, including as Senior Vice President of Emerging Businesses from August 2013 to September 2015, and Chief of Staff to the CEO from March 2011 to July 2013. Ms. Bond started her career as an Associate Partner at McKinsey & Company, a consulting firm. Ms. Bond currently serves on the Board of Directors of the Entertainment Software Association (ESA) and at Zuora Inc. Ms. Bond holds a B.A. in economics from Yale University and an M.B.A. from Harvard Business School.

Member of Compensation Committee DIRECTOR SINCE: 2020

We believe that Ms. Bond should continue to serve on our Board of Directors due to her extensive experience in leadership positions at technology companies.

Chegg, Inc.	20	Proxy Statement for the 2022 Annual Meeting of Stockholders

PROPOSAL ONE

Marcela Martin
Marcela Martin brings extensive experience in the finance, tech and media industries and has served on our board of directors since September 2021. Ms. Martin has served as Chief Financial Officer at Squarespace Corporation since November 2020 and was previously the Senior Vice President and Chief Financial Officer from January 2019 to November 2020 at Booking.com. Previously, Ms. Martin served as the Executive Vice President and Chief Financial Officer of National Geographic Partners from January 2016 to December 2018. From 2003 to 2007, Ms. Martin was Vice President and Deputy Chief Financial Officer for Fox International Channels and Executive Vice President and Chief Financial Officer from 2007 to 2016. Ms. Martin currently serves on the boards of directors of Avalara, Inc. and Cvent, Inc. Ms. Martin holds a B.S. in Business Administration from the University of Moron, Argentina and an M.B.A. from the University of Liverpool, United Kingdom.

Member of Audit Committee DIRECTOR SINCE: 2021

We believe that Ms. Martin should continue to serve on our Board of Directors due to her extensive financial experience through her service as a Chief Financial Officer of public and private entities.

Melanie Whelan
Melanie Whelan has served on our Board of Directors since June 2019. Ms. Whelan has served as a Managing Director at Summit Partners, a growth equity investment firm, since June 2020 and served as an Executive in Residence from January 2020 to June 2020. Previously, Ms. Whelan served as Chief Executive Officer of SoulCycle Inc., an indoor cycling fitness company, from June 2015 to November 2019 and as Chief Operating Officer from April 2012 until May 2015. Prior to joining SoulCycle, Ms. Whelan was Vice President of Business Development at Equinox Holdings, Inc., a luxury fitness company, from January 2007 to April 2012. Prior to Equinox, she also held leadership positions with Virgin Management, where she was on the founding team of Virgin America, and with Starwood Hotels & Resorts, a hospitality company. Ms. Whelan currently serves on the Board of Trustees of Southern New Hampshire University. Ms. Whelan holds a B.A. in Engineering and Economics from Brown University.

Member of Compensation Committee DIRECTOR SINCE: 2019

We believe that Ms. Whelan should continue to serve on our Board of Directors due to her extensive experience in business operations, international growth, and consumer marketing.

Chegg, Inc.	21	Proxy Statement for the 2022 Annual Meeting of Stockholders

PROPOSAL ONE

John (Jed) York
John York has served on our Board of Directors since June 2013. Since February 2012, Mr. York has served as the Chief Executive Officer of the San Francisco 49ers, a professional football team in the National Football League, where he previously served as Team President from 2008 to February 2012 and as Vice President of Strategic Planning from 2005 to 2008. Prior to those roles, Mr. York served as a financial analyst at Guggenheim Partners. Mr. York holds a B.A. in Finance from the University of Notre Dame.

Member of Compensation Committee (Chair) and Governance and Sustainability Committee DIRECTOR SINCE: 2013	We believe that Mr. York should continue to serve on our Board of Directors due to his extensive leadership experience and strong corporate development background.

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Chegg, Inc.	22	Proxy Statement for the 2022 Annual Meeting of Stockholders

PROPOSAL ONE
Continuing Directors
The directors who are serving for terms that end in 2023 and 2024, and their ages, principal occupations and length of service on our Board of Directors are provided in the table below. Additional biographical descriptions of each continuing director are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each continuing director that led to the conclusion that each director should continue to serve as a member of our Board of Directors at this time.

Name of Director	Age	Principal Occupation	Director Since

CLASS I DIRECTORS - TERMS EXPIRING 2023:
Renee Budig(1)	61	Former Executive Vice President and Chief Financial Officer of Paramount Streaming (a division of Paramount Global Inc. (formerly CBS Interactive, a division of CBS Inc.)	November 2015
Dan Rosensweig(2)	60	President, Chief Executive Officer and Co-Chairperson	March 2010
Ted Schlein(1)(4)	58	General Partner of Kleiner Perkins	December 2008
CLASS II DIRECTORS - TERMS EXPIRING 2024:
Paul LeBlanc(4)	64	President of Southern New Hampshire University	July 2019
Marne Levine(3)(4)	51	Chief Business Officer of Meta Platforms, Inc.	May 2013
Richard Sarnoff(1)(2)	60	Partner and Chairman of Media, Entertainment and Education, Americas of Kohlberg, Kravis, Roberts & Co. L.P. and Co-Chairperson of Chegg, Inc.	August 2012

(1)	Member of the Audit Committee.
(2)	Co-Chairperson of the our Board of Directors.
(3)	Member of the Compensation Committee.
(4)	Member of the Governance and Sustainability Committee.

Renee Budig
Renee Budig has served on our Board of Directors since November 2015. From September 2012 to January 2021, Ms. Budig served as the Executive Vice President and Chief Financial Officer of Paramount Streaming, a division of Paramount Global Inc. (formerly CBS Interactive, a division of CBS Inc.), an online content network for information and entertainment, and from 2010 to September 2012, Ms. Budig served as Chief Financial Officer of Hightail, Inc. (formerly branded YouSendIt and acquired by OpenText), a cloud service that allowed users to send, receive, digitally sign and synchronize files. From 2006 to 2010, Ms. Budig was the Vice President of Finance at Netflix, Inc., a multinational provider of on-demand Internet streaming media. Ms. Budig currently serves on the board of directors of iRhythm Technologies. Ms. Budig holds a B.S. in Business Administration from the University of California, Berkeley.

Member of Audit Committee (Chair) DIRECTOR SINCE: 2015

We believe that Ms. Budig should continue to serve on our Board of Directors due to her extensive background in consumer technology companies and her financial expertise through her service as a Chief Financial Officer.

Chegg, Inc.	23	Proxy Statement for the 2022 Annual Meeting of Stockholders

PROPOSAL ONE

Dan Rosensweig
Dan Rosensweig has served as our President and Chief Executive Officer since February 2010, as Co-Chairperson of our Board of Directors since July 2018, and served as the Chairperson of our Board of Directors from March 2010 to July 2018. From 2009 to 2010, Mr. Rosensweig served as President and Chief Executive Officer of RedOctane, a business unit of Activision Publishing, Inc. and developer, publisher, and distributor of Guitar Hero. From 2007 to 2009, Mr. Rosensweig was an Operating Principal at the Quadrangle Group, a private investment firm. From 2002 to 2009, Mr. Rosensweig served as Chief Operating Officer of Yahoo! Inc., an internet content and service provider. Prior to serving at Yahoo!, Mr. Rosensweig served as the President of CNET Networks and prior to that as Chief Executive Officer and President of ZDNet, until it was acquired by CNET Networks. Mr. Rosensweig currently serves on the boards of directors of Adobe Systems Inc., Rent-the-Runway, Inc. and FabFitFun, Inc. Mr. Rosensweig holds a B.A. in Political Science from Hobart and William Smith Colleges.

DIRECTOR SINCE: 2010

We believe that Mr. Rosensweig should continue to serve on our Board of Directors due to the perspective and experience he brings as our Chief Executive Officer and his extensive experience with high-growth consumer internet and media companies.

Ted Schlein
Ted Schlein has served on our Board of Directors since December 2008. Mr. Schlein has served as a General Partner of Kleiner Perkins, a venture capital firm, since November 1996. Mr. Schlein is also Chairman and a General Partner of Ballistic Ventures. From 1986 to 1996, Mr. Schlein served in various executive positions at Symantec Corporation, a provider of internet security technology and business management technology solutions, including as Vice President of Enterprise Products. Mr. Schlein currently serves on the boards of directors of a number of privately held companies. Mr. Schlein holds a B.A. in Economics from the University of Pennsylvania.

Member of Audit Committee and Governance and Sustainability Committee DIRECTOR SINCE: 2008
We believe that Mr. Schlein should continue to serve on our Board of Directors due to his extensive experience working with technology companies.

Chegg, Inc.	24	Proxy Statement for the 2022 Annual Meeting of Stockholders

PROPOSAL ONE

Paul LeBlanc
Paul LeBlanc has served on our Board of Directors since July 2019. Since 2003, Mr. LeBlanc has served as the President of Southern New Hampshire University, a private non-profit university. From 1996 to 2003, Mr. LeBlanc served as the President of Marlboro College, a private liberal arts college. Prior to Marlboro College, Mr. LeBlanc served as Director of Sixth Floor Media, a division of Houghton Mifflin Harcourt, Publishing Company. Mr. LeBlanc holds a B.A. in English from Framingham State University, a M.A. in English Language, Literature and Letters from Boston College, and a Ph.D. in Rhetoric, Composition and Technology from the University of Massachusetts, Amherst.

Member of Governance and Sustainability Committee DIRECTOR SINCE: 2019
We believe that Mr. LeBlanc should continue to serve on our Board of Directors due to his extensive experience in the education sector and with technological innovation in higher education.

Marne Levine
Marne Levine brings extensive experience in the policy, communication, and technology fields, and has served on our board of directors since May 2013. Since June 2021, Ms. Levine has served as the Chief Business Officer at Meta Platforms, Inc. (doing business as Meta and formerly known as Facebook, Inc.), a social media company, and served as the Vice President of Global Partnerships, Business and Corporate Development from February 2019 to June 2021. Previously, Ms. Levine served as Chief Operating Officer of Instagram from December 2015 to February 2019 where she was responsible for helping to scale the company’s business and operations globally and turn Instagram from a beloved app into a thriving business. She joined Meta in 2010 as Meta’s first Vice President of Global Policy, a position she held for four years. Prior to Meta, Ms. Levine served in the Obama Administration as Chief of Staff of the National Economic Council (NEC) at the White House and Special Assistant to the President for Economic Policy. From 2006-2008, Ms. Levine was Head of Product Management for Revolution Money, an early-stage start-up working on person-to-person online money transfers, which was ultimately sold to American Express. Prior to this, she served as Chief of Staff to Larry Summers, then President of Harvard University. Ms. Levine began her career in 1993 at the United States Department of Treasury under President Bill Clinton where she held several leadership positions. She holds a B.A. in political science and communications from Miami University and an M.B.A. from Harvard Business School.

Member of Compensation Committee and Governance and Sustainability Committee (Chair) DIRECTOR SINCE: 2013

We believe that Ms. Levine should continue to serve on our Board of Directors due to her extensive experience in the policy, communications and technology fields.

Chegg, Inc.	25	Proxy Statement for the 2022 Annual Meeting of Stockholders

PROPOSAL ONE

Richard Sarnoff
Richard Sarnoff has served on our Board of Directors since August 2012 and as a Co-Chairperson of our Board of Directors since July 2018. He was named Chairman of Media, Entertainment and Education for KKR’s Private Equity platform in the Americas in 2022. From 2014 through 2021, he served first as Managing Director and then as Partner and Head of the Media and Communications industry group, leading investments in the Media, Telecom, Information Services, Digital Media and Education sectors in the US. From 2011 to 2014, Mr. Sarnoff was a Senior Adviser to KKR. Until 2011, Mr. Sarnoff was a longstanding senior executive at Bertelsmann AG, Europe’s largest media company, where he served in the early 2000s as EVP and Chief Financial Officer of Bertelsmann’s book publishing division, Random House, during which time he also Chaired the Association of American Publishers (AAP). In 2006, Mr. Sarnoff established Bertelsmann's digital media arm, BDMI, and as President oversaw the corporation’s global investment activities in digital media. In 2008, Mr. Sarnoff was named Co-Chairman of Bertelsmann’s US holding company, Bertelsmann Inc., and served on the Supervisory Board of Bertelsmann AG for six years. Mr. Sarnoff currently serves on the boards of directors of Internet Brands/WebMD, Inkling Holdings, AST SpaceMobile and EMSI Burning Glass, as well as numerous not-for-profit organizations. Mr. Sarnoff holds a BA from Princeton University in Art History and an MBA from Harvard University.

Member of Audit Committee DIRECTOR SINCE: 2012

We believe that Mr. Sarnoff should continue to serve on our Board of Directors due to his extensive experience serving in senior leadership roles in media and digital technology companies.

There are no familial relationships among our directors and officers.

Chegg, Inc.	26	Proxy Statement for the 2022 Annual Meeting of Stockholders

PROPOSAL ONE
Director Compensation
We compensate our non-employee directors with a combination of cash and equity. The form and amount of compensation paid to our non-employee directors for serving on our Board of Directors and its committees is designed to be competitive in light of industry practices and the obligations imposed by such service. In order to align the long-term interests of our directors with those of our stockholders, a portion of director compensation is provided in equity-based compensation. The value of the annualized compensation of our non-employee directors is targeted to be approximately at 50% and 75% of a peer group of similarly-sized technology companies with similar business and financial characteristics for cash and equity, respectively. The director compensation practices of this peer group of companies was the benchmark used when considering the competitiveness of our non-employee director compensation in 2021. Our Compensation Committee’s independent compensation consultant, FW Cook, collected and developed the competitive data and analyses for benchmarking independent director compensation.
Annual Fees
Our non-employee directors were compensated in 2021 as follows:
•an annual cash retainer for serving on our Board of Directors of $40,000;
•an annual cash retainer for serving in a non-chair position on the Audit Committee of $10,000, on the Compensation Committee of $10,000 and on the Governance and Sustainability Committee of $10,000; and
•an annual cash retainer for serving as the Chair of the Audit Committee of $20,000, for serving as the Chair of the Compensation Committee of $20,000 and for serving as the Chair of Governance and Sustainability Committee of $20,000.
We pay the annual retainer fee and any additional fees to each director in arrears in equal quarterly installments.
Equity Awards
Our non-employee director equity compensation policy provides that annually each non-employee director will be granted, immediately following our Annual Meeting of Stockholders, a Restricted Stock Unit Award (“RSU”) having a fair market value on the date of grant equal to $200,000 that vests in full on the one-year anniversary of the date of grant. Upon Ms. Martin's initial appointment to the Board of Directors, she, as a non-employee director, was granted RSUs having a fair market value on the grant date equal to $200,000 that vests in equal quarterly installments for 36 months after completion of each full quarter of continuous service after the grant date.
In connection with the adoption of the Co-Chairperson of the Board structure we adopted a compensation program to provide for an initial RSU grant for a non-employee Co-Chairperson of the Board, having a fair market value on the grant date equal to $150,000 that vests in full on the one-year anniversary of the date of grant. This grant is in addition to any other annual board service compensation. Upon completion of each full year of service, each non-employee Co-Chairperson of the Board of Directors will be granted, immediately following our Annual Meeting of Stockholders, additional RSUs having a fair market value on the date of grant equal to $150,000 that vests in full on the one-year anniversary of the date of grant. Awards granted to non-employee directors under the policies described above will accelerate and vest in full in the event of a change of control. In addition to the awards provided for above, non-employee directors are eligible to receive discretionary equity awards.
Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their expenses in attending meetings, including travel, meals and other expenses incurred to attend meetings solely among the non-employee directors.
Stock Ownership Guidelines for Directors
In 2019, our Board of Directors established minimum Stock Ownership Guidelines for non-employee directors (the “Director Stock Ownership Guidelines”) that require each director to own Chegg equity having a value of at least three times his or her base annual cash retainer of $40,000. Each non-employee director who was a director at the time the Director Stock Ownership Guidelines were adopted has until May 2023 to reach this ownership level. Each director elected after the establishment of the Director Stock Ownership Guidelines has five years from the year elected to reach the ownership level.

Chegg, Inc.	27	Proxy Statement for the 2022 Annual Meeting of Stockholders

PROPOSAL ONE
The following table provides information for the year ended December 31, 2021 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of 2021. Mr. Rosensweig, our current President, Chief Executive Officer and Co-Chairperson of the Board of Directors, did not receive any compensation for his service as a director during the fiscal year ended December 31, 2021.
2021 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	RSU Awards ($)(1)	Option Awards ($)(1)	Total ($)

Sarah Bond	50,000	—	199,934	—	249,934
Renee Budig	60,000	—	199,934	—	259,934
Paul LeBlanc	50,000	—	199,934	—	249,934
Marne Levine	70,000	—	199,934	—	269,934
Marcela Martin(2)	14,583	—	199,944	—	214,527
Richard Sarnoff	50,000	—	349,866	—	399,866
Ted Schlein	60,000	—	199,934	—	259,934
Melanie Whelan	50,000	—	199,934	—	249,934
John (Jed) York	70,000	—	199,934	—	269,934

(1)	Amounts shown in this column do not reflect dollar amounts actually received by non-employee directors. Instead these amounts reflect the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718, Compensation-Stock Compensation, (formerly SFAS 123R) (“ASC 718”), for awards granted during 2021. During 2021, each non-employee member of the Board of Directors, who were directors as of the close of our 2021 Annual Meeting of Stockholders on June 2, 2021, were granted an RSU award covering 2,619 shares of our common stock with an aggregate grant date fair value of $199,934. Due to Richard Sarnoff's appointment as non-executive Co-Chairperson of the Board, Mr. Sarnoff received an additional RSU award covering 1,964 shares of our common stock with an aggregate grant date fair value of $149,932. Concurrent with Marcela Martin's election as a member of our Board of Directors on September 15, 2021, she was granted an RSU award covering 3,194 shares of our common stock with an aggregate grant date fair value of $199,944. The grant date fair value for RSUs was determined using the closing share price of our common stock on the date of grant. For information on other valuation assumptions with respect to stock awards, refer to notes 2 and 15 of the notes to consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. There can be no assurance that this grant date fair value will ever be realized by the non-employee director.
(2)	Ms. Martin was appointed to the Board of Directors effective September 15, 2021. Her cash fees were pro-rated for her service during 2021.

Chegg, Inc.	28	Proxy Statement for the 2022 Annual Meeting of Stockholders

PROPOSAL ONE
Our non-employee directors held the following number of stock options and unvested RSU awards as of December 31, 2021.

Name	Option Awards	RSU Awards

Sarah Bond	—	4,246
Renee Budig	43,445	2,619
Paul LeBlanc	—	4,373
Marne Levine	144,467	2,619
Marcela Martin(1)	—	3,194
Richard Sarnoff	—	4,583
Ted Schlein	—	2,619
Melanie Whelan	—	3,950
John (Jed) York	80,456	2,619

(1)	Ms. Martin was appointed to the Board of Directors effective September 15, 2021.

Our Board of Directors recommends a vote “FOR” the election of each of the four director nominees.

Invested > Chegg We are unwavering supporters of students and a reliable, readily-available resource.

Chegg, Inc.	29	Proxy Statement for the 2022 Annual Meeting of Stockholders

Proposal Two

Non-Binding Advisory Vote on Executive Compensation
In accordance with Section 14A of the Securities Exchange Act of 1934 and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), enacted on July 21, 2010, we are required to seek, on a non-binding advisory basis, stockholder approval of the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.
Compensation Program and Philosophy
Our executive compensation program is designed to:
•Attract, motivate and retain highly-qualified executive officers in a competitive market;
•Provide compensation to our executives that are competitive and reward the achievement of challenging business objectives; and
•Align our executive officers’ interests with those of our stockholders by providing a significant portion of total compensation in the form of equity awards.
Our Board of Directors believes that our current executive compensation program has been effective at aligning our executive officers’ interests with those of our stockholders. Stockholders are urged to read the “Executive Compensation” section of this proxy statement, which further discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers.
The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:
“RESOLVED, that the stockholders approve, on a non-binding advisory basis, the compensation of Chegg, Inc.’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosures set forth in the proxy statement relating to Chegg, Inc.’s 2022 Annual Meeting of Stockholders.”

Our Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers as disclosed in this proxy statement.

Chegg, Inc.	30	Proxy Statement for the 2022 Annual Meeting of Stockholders

Proposal Three

Ratification of Independent Registered Public Accounting Firm
Our Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. Our Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as our principal independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal year ending December 31, 2022. As a matter of good corporate governance, our Audit Committee has decided to submit its selection of its principal independent registered public accounting firm to stockholders for ratification. In the event that the appointment of Deloitte is not ratified by our stockholders, the Audit Committee will review its future selection of Deloitte as our principal independent registered public accounting firm.
Deloitte audited our financial statements for the fiscal year ended December 31, 2021. Representatives of Deloitte are expected to be present at the Annual Meeting, and they will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm’s Fees Report
We regularly review the services and fees of our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually.
In addition to performing the audit of our consolidated financial statements, Deloitte, the member firm of Deloitte Touche Tohmatsu Limited and their respective affiliates (the “Deloitte Group”), provided various other services during 2021 and 2020. Our Audit Committee has determined that the Deloitte Group’s provisioning of these services, which are described below, does not impair Deloitte’s, or the Deloitte Group’s, independence from Chegg.
Fees Paid to Independent Registered Public Accounting Firm
Fees billed to us by the Deloitte Group for services rendered in 2021 and 2020 totaled $5,591,237 and $2,884,211, respectively, and consisted of the following:

Fees Billed to Chegg	Fiscal Year 2021	Fiscal Year 2020

Audit fees	$3,312,309	$2,709,400
Audit related fees	2,116,848	—
Tax fees	162,080	174,811
All other fees	—	—
Total fees	$5,591,237	$2,884,211

Chegg, Inc.	31	Proxy Statement for the 2022 Annual Meeting of Stockholders

PROPOSAL THREE
Audit Fees
Audit Fees include the aggregate fees incurred for the audits of the annual consolidated financial statements and the effectiveness of our internal control over financial reporting, including accounting consultations, comfort procedures related to our equity and convertible senior notes offerings, and the reviews of our quarterly financial statements. In addition, this category also includes fees for services that were incurred in connection with statutory and regulatory filings or engagements.
Audit-Related Fees
Audit-related fees include the aggregate fees incurred for acquisition related financial due diligence services.
Tax Fees
Tax fees primarily included tax compliance, tax advisory and consulting services.
All Other Fees
The Company paid no other fees to the Deloitte Group during the fiscal years ended December 31, 2021 and 2020.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our Audit Committee.

Our Board of Directors recommends a vote “FOR” approval of Proposal No. 3.

Once you get it, give it back Rent the textbooks, own the knowledge.

Chegg, Inc.	32	Proxy Statement for the 2022 Annual Meeting of Stockholders

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 4, 2022 by:
•each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
•each of our directors or director nominees;
•each of our named executive officers; and
•all of our directors and executive officers as a group.
Percentage ownership of our common stock is based on 126,681,792 shares of our common stock outstanding on April 4, 2022. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed shares of our common stock subject to equity awards that are currently vested or will become vested within 60 days of April 4, 2022 to be outstanding and to be beneficially owned by the person holding the award for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.

Chegg, Inc.	33	Proxy Statement for the 2022 Annual Meeting of Stockholders

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Chegg, Inc., 3990 Freedom Circle, Santa Clara, California 95054.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Owned

NAMED EXECUTIVE OFFICERS AND DIRECTORS:
Dan Rosensweig(1)	1,590,792	1.3%
Andrew Brown(2)	114,753	*
Nathan Schultz(3)	140,211	*
Esther Lem(4)	98,339	*
John Fillmore(5)	64,691	*
Renee Budig(6)	72,836	*
Paul LeBlanc(7)	15,528	*
Marcela Martin(8)	532	*
Marne Levine(9)	155,664	*
Richard Sarnoff(10)	207,283	*
Ted Schlein(11)	270,207	*
Melanie Whelan(12)	12,526	*
John (Jed) York(13)	108,367	*
Sarah Bond(14)	3,635	*
5% STOCKHOLDERS:
Baillie Gifford & Co(16)	19,009,007	15.0%
The Vanguard Group, Inc.(17)	12,163,467	9.6%
BlackRock, Inc.(18)	6,673,444	5.3%

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
(1)	Consists of (a) 1,504,774 shares held by Mr. Rosensweig, (b) 25,000 shares held by The Rosensweig Family Revocable Trust U/A/D 03-12-07 where Mr. Rosensweig is a Co-Trustee, (c) 48,842 shares held by The Rosensweig 2012 Irrevocable Children's Trust U/A/D 11-06-12 where Mr. Rosensweig is a Co-Trustee, and (d) 12,176 restricted stock units held by Mr. Rosensweig that will vest within 60 days of April 4, 2022.
(2)	Consists of (a) 88 shares held by Mr. Brown, (b) 108,843 shares held by The Andy and Pam Brown Family Trust where Mr. Brown is a Co-Trustee, and (c) 5,822 restricted stock units held by Mr. Brown that will vest within 60 days of April 4, 2022.
(3)	Consists of (a) 133,945 shares held by Mr. Schultz and (b) 5,822 restricted stock units held by Mr. Schultz that will vest within 60 days of April 4, 2022.
(4)	Consists of (a) 94,443 shares held by Ms. Lem and (b) 3,896 restricted stock units held by Ms. Lem that will vest within 60 days of April 4, 2022.
(5)	Consists of (a) 60,459 shares held by Mr. Fillmore, and (b) 4,232 restricted stock units held by Mr. Fillmore that will vest within 60 days of April 4, 2022.
(6)	Consists of (a) 26,772 shares held by Ms. Budig, (b) 43,445 shares subject to stock options held by Ms. Budig that are exercisable within 60 days of April 4, 2022, and (c) 2,619 restricted stock units held by Ms. Budig that will vest within 60 days of April 4, 2022.
(7)	Consists of (a) 12,325 shares held by Mr. LeBlanc and (b) 3,203 restricted stock units that will vest within 60 days of April 4, 2022.
(8)	Consists of (a) 226 shares held by Ms. Martin and (b) 266 restricted stock units that will vest within 60 days of April 4, 2022. Ms. Martin was appointed to our Board of Directors on 9/15/2021.
(9)	Consists of (a) 8,578 shares held by Ms. Levine, (b) 144,467 shares subject to stock options held by Ms. Levine that are exercisable within 60 days of April 4, 2022, and (c) 2,619 restricted stock units that will vest within 60 days of April 5, 2021.
(10)	Consists of (a) 202,700 shares held by Mr. Sarnoff, and (b) 4,583 restricted stock units that will vest within 60 days of April 4, 2022.
(11)	Consists of (a) 187,118 shares held by Mr. Schlein, (b) 80,470 shares held by the Schlein Family Trust dated April 20, 1999, and (c) 2,619 restricted stock units that will vest within 60 days of April 4, 2022.
(12)	Consists of (a) 9,907 shares held by Ms. Whelan and (b) 2,619 restricted stock units that will vest within 60 days of April 4, 2022.
(13)	Consists of (a) 25,292 shares held by Mr. York, (b) 80,456 shares subject to stock options held by Mr. York that are exercisable within 60 days of April 4, 2022, and (c) 2,619 restricted stock units that will vest within 60 days of April 4, 2022.
(14)	Consists of (a) 1,016, shares held by Ms. Bond, and (b) 2,619 restricted stock units held by Ms. Bond that will vest within 60 days of April 4, 2022.
(15)	Consists of (a) 2,531,292 shares, (b) 268,368 shares subject to stock options that are exercisable within 60 days of April 4, 2022, and (c) 55,714 restricted stock units which are subject to vesting conditions expected to occur within 60 days of April 4, 2022, each of which are held by our directors and officers as a group.

Chegg, Inc.	34	Proxy Statement for the 2022 Annual Meeting of Stockholders

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(16)	Consists of 19,009,007 shares of Chegg's common stock beneficially owned as of December 31, 2021, based on a Schedule 13G/A filed with the SEC on January 11, 2022, by Baillie Gifford & Co. In such filing, Baillie Gifford & Co. lists its address as Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, UK, and indicates that it has solve voting power with respect to 17,178,825 shares of Chegg's common stock, shared voting power with respect to 0 shares of Chegg's common stock, sole dispositive power with respect to 19,009,007 shares of Chegg's common stock, and shared dispositive power with respect to 0 shares of Chegg's common stock. Securities reported on the Schedule 13G/A as being beneficially owned by Baillie Gifford & Co. are held by Baillie Gifford & Co. and/or one or more of its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients.
(17)	Consists of 12,163,467 shares of Chegg’s common stock beneficially owned as of December 31, 2021, based on a Schedule 13G/A filed with the SEC on February 9, 2022, by The Vanguard Group. In such filing, The Vanguard Group lists its address as 100 Vanguard Blvd., Malvern, PA 19355, and indicates that it has sole voting power with respect to 0 shares of Chegg’s common stock, shared voting power with respect to 83,143 shares of Chegg’s common stock, sole dispositive power with respect to 12,163,467 shares of Chegg’s common stock, and shared dispositive power with respect to 206,724 shares of Chegg’s common stock.
(18)	Consists of 6,673,444 shares of Chegg’s common stock beneficially owned as of November 20, 2021, based on a Schedule 13G/A filed with the SEC on December 10, 2021, by Blackrock, Inc. In such filing, Blackrock, Inc. lists its address as 55 East 52nd Street, New York, NY 10055, and indicates that it has sole voting power with respect to 6,206,496 shares of Chegg’s common stock, shared voting power with respect to 0 shares of Chegg’s common stock, sole dispositive power with respect to 6,673,444 shares of Chegg’s common stock, and shared dispositive power with respect to 0 shares of Chegg’s common stock.

Chegg, Inc.	35	Proxy Statement for the 2022 Annual Meeting of Stockholders

Our Management

The names of our executive officers, their ages as of April 4, 2022, and their positions are shown below.

Name	Age	Position(s)

Dan Rosensweig	59	President, Chief Executive Officer and Co-Chairperson
Andrew Brown	61	Chief Financial Officer
Nathan Schultz	43	President of Learning Services
John Fillmore	41	President of Chegg Skills
Esther Lem	65	Chief Marketing Officer
The Board of Directors chooses executive officers, who then serve at the discretion of the Board of Directors. There are no familial relationships between any of our executive officers and directors.
For information regarding Mr. Rosensweig, please refer to “Proposal No. 1 –Election of Directors” above.
Andrew Brown has served as our Chief Financial Officer since October 2011. From 2004 to 2009, Mr. Brown served as the Chief Financial Officer of Palm, Inc., a smartphone provider. Mr. Brown was semi-retired following his departure from Palm before he joined us. Prior to serving at Palm, Mr. Brown served as the Chief Financial Officer of Pillar Data Systems, Inc., a computer data storage company, Legato Systems, Inc., a storage management company subsequently acquired by Dell EMC (formerly EMC Corporation), and ADPT Corporation (formerly Adaptec, Inc.). Mr. Brown also serves on the business school advisory board at Eastern Illinois University. Mr. Brown holds a B.S. in accounting from Eastern Illinois University.
Nathan Schultz has served as our President of Learning Services since December 2018 and previously served as our Chief Learning Officer from June 2014 until December 2018, our Chief Content Officer from May 2012 until June 2014, our Vice President of Content Management from 2010 to May 2012 and our Director of Textbook Strategy from 2008 to 2010. Prior to joining us, Mr. Schultz served in various management positions at R.R. Bowker LLC, a provider of bibliographic information and management solutions; Monument Information Resource, a marketing intelligence resource acquired by R.R. Bowker; Pearson Education, an education publishing and assessment service; and Jones & Bartlett Learning LLC, a division of Ascend Learning Company and provider of education solutions. Mr. Schultz holds a B.A. in History from Elon University.
John Fillmore has served as our President of Chegg Skills since September 2020 and previously served as our Chief Business Officer from December 2018 until September 2020, our Chief of Business Operations from October 2015 to December 2018 and our Business Leader for Required Materials from June 2013 to October 2015. Prior to Chegg, Mr. Fillmore’s experience included service at Bain & Company, a management consulting firm, and as Chief Deputy Director for the Office of Planning and Research

Chegg, Inc.	36	Proxy Statement for the 2022 Annual Meeting of Stockholders

OUR MANAGEMENT
under then-California Governor Arnold Schwarzenegger, where he focused on education and economic development. Mr. Fillmore holds a B.S. from the University of Oregon Robert D. Clark Honors College and an M.B.A. from Harvard Business School.
Esther Lem has served as our Chief Marketing Officer since December 2010. In 2009, Ms. Lem served as the Vice President, Hair Projects, Global Hair Category at Unilever N.V., a global supplier of food, home and personal care products. From 2000 to 2009, Ms. Lem served as the Vice President of Brand Development for Unilever North America on the deodorants and hair categories, a division of Unilever. Prior to 2000, Ms. Lem served as the Vice President of Marketing for Unilever Canada. Ms. Lem also currently serves on the Board of Directors of Aceable, Inc., an online provider of licensing courses. Ms. Lem holds an Honors Business Administration degree (H.B.A.) in business from the University of Western Ontario.

Surpass the class Learning tools that go beyond graduation.

Chegg, Inc.	37	Proxy Statement for the 2022 Annual Meeting of Stockholders

Executive Compensation

Compensation Discussion and Analysis
EXECUTIVE SUMMARY
In this Compensation Discussion and Analysis, we address our compensation program for our executive officers and specifically the compensation paid or awarded to the following executive officers of our Company for the year ended December 31, 2021 who are listed in the Summary Compensation Table that follows this discussion and who we refer to as our “named executive officers” or “NEOs”:

Name	Title

Dan Rosensweig	President, Chief Executive Officer and Co-Chairperson
Andrew Brown	Chief Financial Officer
Nathan Schultz	President of Learning Services
John Fillmore	President of Chegg Skills
Esther Lem	Chief Marketing Officer
References in this section to “fiscal year 2021,” “fiscal year 2020” and “fiscal year 2019” refer to our fiscal years ended December 31, 2021, December 31, 2020, and December 31, 2019 respectively.
Business Overview
Chegg's mission is to improve learning and learning outcomes by putting students first. We strive to improve the overall return on investment in education by helping learners learn more in less time and at lower cost. We support life-long learners starting with their academic journey and extending into their careers. The Chegg platform provides products and services to support learners to help them better understand their academic course materials, and also provides personal and professional development skills training, to help them achieve their learning goals.
Performance Highlights
During 2021, Chegg performed well in a difficult operating environment. As students returned to in-person school in the fall of 2021, we started to see a slowdown in the education industry as a result of the COVID-19 pandemic, which resulted in a decline in traffic to education technology services, such as the ones we provide. A combination of COVID-19 variants, increased employment opportunities and compensation, along with remote learning fatigue, all led to significantly fewer enrollments than expected, and those students who enrolled were taking fewer and less rigorous classes. These industry-wide headwinds resulted in a deceleration in the growth rates of our services and revenue on an annual basis, and decline in our stock price during the year. However, we exited the year with a reacceleration of growth in Chegg Services subscribers and our retention rates were at an all-

Chegg, Inc.	38	Proxy Statement for the 2022 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
time high providing momentum for future value creation. We also continue to invest in international expansion, content quality, subject matter expansion, personalization, and discovery to keep adding more value for students and create bigger opportunities for Chegg.
Total revenue grew more than 20% to $776 million, Services revenue increased 29% to $670 million, Adjusted EBITDA margin expanded by over 200 basis point to 34%, and resulting Adjusted EBITDA to $266 million was up 28% year-over-year; all records for Chegg.

CHEGG SERVICES REVENUE
($MIL.)
$521
$670
2020
2021
Chegg Services Revenue
29% Growth

ADJUSTED EBITDA ($MIL.)
$207
$266
2020
2021
Adjusted EBITDA
28% Growth

Compensation Highlights
The Compensation Committee maintained the same annual cycle equity grant mix in 2021 as in 2020: 50% restricted stock units (“RSUs”) and 50% performance-based restricted stock units (“PSUs”). In addition, during 2021, the Compensation Committee approved the grant of special total shareholder return PSUs (the “TSR PSUs”) that were designed to incentivize our executives' long-term engagement driving the next phase of our growth and support retention. The TSR PSUs are eligible to be earned based on share price growth over a three-year performance period (subject to a four-year time-vesting period from the grant date). None of the performance goals for the TSR PSUs had been achieved as of December 31, 2021.
Chegg achieved records for Chegg Services Revenue and Adjusted EBITDA during 2021, performing at targets set in our annual PSUs (“2021 PSUs”), and our NEOs performance-based compensation was paid accordingly. Based on achievement of 99.8% and 96.7% of our targets for 2021 Services Revenue and Adjusted EBITDA, respectively, our 2021 PSUs were earned at 98.3% of target.
In addition, by delivering the vast majority of our CEO's and NEOs compensation in the form equity, the value ultimately realized by our executives continues to be closely linked to our stock price performance. As of December 31, 2021, the CEO's “realizable value” of compensation is only 19% of target, demonstrating this alignment between pay and performance.

Chegg, Inc.	39	Proxy Statement for the 2022 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Target total direct compensation reflects salary and grant date fair value of 2021 equity awards, including RSUs, 2021 PSUs and TSR PSUs. Realizable value reflects salary and value of equity awards of Chegg's closing stock price of $30.70 on December 31 2021, with the 2021 PSUs earned at 98.3% of target and TSR PSUs earned at 0% of target.
Adjusted EBITDA is a non-GAAP financial measure. We define "Adjusted EBITDA" as earnings before interest, taxes, depreciation and amortization, or EBITDA adjusted for print textbook depreciation expense and to exclude share-based compensation expense, other income, net, acquisition-related compensation costs, transitional logistics charges, and restructuring charges. For a reconciliation of net loss to EBITDA or Adjusted EBITDA prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), please refer to Appendix A to this proxy statement.
Stockholder Engagement and Results of 2021 Stockholder Advisory Vote on Executive Compensation
We value the input of our stockholders on our compensation program, and we critically assess our compensation program taking into account such input. We regularly engage with our stockholders on a variety of issues, including their views on our executive compensation practices. We hold an advisory vote on executive compensation, or a say-on-pay vote, on an annual basis. At the Annual Meeting of Stockholders on June 2, 2021, 95% of the votes cast were in favor of our advisory vote to approve our executive compensation program. The Compensation Committee reviewed the advisory vote result as part of its 2021 executive compensation decisions and considered the vote to be supportive of our compensation practices.
We expect to continue our dialogue with stockholders and take their feedback into account when evaluating our executive compensation program going forward.
Compensation Practices
We designed our executive compensation program with the intention of aligning pay with performance while balancing risk and reward. To help us accomplish these key objectives, we have adopted the following policies and practices:

What We Do
•Pay-for-Performance
•Prioritize stockholder alignment with a high percent of pay mix allocated to equity compensation, half of which is performance-conditioned for our executive officers
•Use a representative and relevant peer group for assessing compensation
•Consider stockholder dilution and burn rate in our equity compensation decisions
•Include caps on individual payouts in incentive plans
•Maintain a recoupment policy on cash or equity incentive awards in the event of a financial restatement
•Maintain stock ownership guidelines for our executive officers and non-employee directors
•Maintain a Compensation Committee comprised solely of independent directors
•Retain an independent compensation consultant
•Conduct ongoing stockholder outreach
•Conduct an annual Say-On-Pay Vote

What We Don't Do
•Provide guaranteed annual salary increases or bonuses
•Provide excise tax gross-ups
•Provide defined benefit or contribution retirement plans or arrangements, other than our Section 401(k) plan which is generally available to all employees
•Provide excessive benefits and/or perquisites to our executive officers, including retiree post-termination benefits
•Include “single-trigger” vesting change of control provisions in equity awards
•Allow hedging or monetization transactions, such as zero cost collars and forward sale transactions

Chegg, Inc.	40	Proxy Statement for the 2022 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
PROCESS FOR SETTING EXECUTIVE COMPENSATION
Compensation Philosophy and Objectives
Our executive compensation program is designed to:
•Attract, motivate and retain highly-qualified executive officers in a competitive market;
•Reward the achievement of challenging business objectives; and
•Align our executive officers’ interests with those of our stockholders by providing a significant portion of total compensation in the form of equity awards.
We operate in a fast-paced, innovative education software and services industry, which is an emerging category with very few public company peers in the United States. We are the largest direct-to-student education learning platform. Our executive team possesses a unique mix of education software industry experience and the ability to scale for high growth and profitability. Our leaders are difficult to replace, and we compete for talent in the highly competitive San Francisco Bay Area market. To retain key talent and remain competitive in our labor market, we provide compensation to our employees that recognizes and incentivizes high performance.
Our total direct compensation to our executive officers consists of two components: base salary and equity incentive compensation. Our base salaries provide a stable source of income and keep our compensation competitive. Our time and performance-based equity compensation provides an incentive for our executive officers to achieve both short-term and long-term corporate goals. We generally do not grant cash bonuses to our executives. We believe that allocating a meaningful percentage of compensation to equity-based opportunities motivates our executive officers to create long-term stockholder value. Our total direct compensation is generally targeted at market competitive ranges, and while competitive market data informs the pay decisions of the Compensation Committee, it is not the determinative factor in setting our executives’ compensation. In setting compensation levels, the Compensation Committee further takes into account our financial and market performance on an absolute basis and relative to our peer group, as well as individual factors, including but not limited to job responsibilities and complexity of the role, contributions to Chegg, market competition for talent, experience and tenure.
Role of Our Compensation Committee, Management and Independent Compensation Consultant
Role of Our Compensation Committee
The Compensation Committee is responsible for developing, implementing, and overseeing our compensation and benefit programs and policies, including administering our equity incentive plans. On an annual basis, the Compensation Committee reviews and approves compensation decisions relating to our executive officers, including our CEO; taking into consideration compensation on a role-specific basis as well as relative to positions at a similar level and for the executive team overall; and our corporate financial performance and overall financial condition.
The Compensation Committee also evaluates risk as it relates to our compensation programs, including our executive compensation program. As discussed under “Risk Considerations” below, the Compensation Committee does not believe that our compensation and benefits programs and policies encourage excessive or inappropriate risk taking.
Role of Our Management
Our CEO reviews the annual performance of each executive (except his own performance) and makes recommendations to the Compensation Committee regarding each executive’s base salary and equity compensation (other than for himself). The Compensation Committee may modify individual compensation levels and components for executive officers and is not bound to accept our CEO’s recommendations.
Role of Our Independent Compensation Consultant
For fiscal year 2021, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. The Compensation Committee determined that FW Cook is an independent compensation advisor including for purposes of the Dodd-Frank Act and other applicable SEC and NYSE regulations. During fiscal year 2021, FW Cook was retained to review our compensation philosophy and objectives, to develop a compensation peer group, to gather and

Chegg, Inc.	41	Proxy Statement for the 2022 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
analyze compensation data for our compensation peer group, to evaluate compensation practices and pay levels for our executives and non-employee directors, to review certain compensation arrangements with our executives, and to assist with our disclosure in this Compensation Discussion and Analysis. In the course of fulfilling these responsibilities, representatives of FW Cook attended Compensation Committee meetings and met with management from time to time to gather relevant information. FW Cook performs no other services for us, other than its work for the Compensation Committee and only reports to the Compensation Committee and does not provide services to our management.
2021 Compensation Peer Group
Our Compensation Committee generally considers market data compiled by FW Cook to better inform its determination of the key components of our executive compensation program and to develop a program that it believes will enable us to compete effectively for new executives and retain existing executives. In general, this market data consists of compensation information from both broad-based third-party compensation surveys and a compensation “peer group.” Our peer group for purposes of making determinations with respect to 2021 compensation consists of software companies that are similar to us in revenue, market capitalization, market capitalization to revenue ratio, growth, and relevant geographic locations where we compete for executive talent (generally San Francisco Bay Area, Los Angeles, and New York).
PEER GROUP CRITERIA

GICS Industries	Financial Profile

Application Software	1/3x to 3x Chegg Total Revenues
Internet & Direct Marketing Retail	1/4x to 4x Chegg Market Capitalization
Interactive Media & Services	>3.0 Market Cap to Revenue Ratio
Internet Services & Infrastructure	>10% Revenue Growth
Interactive Home Entertainment
Systems Software
Each year, the Compensation Committee, with the assistance of FW Cook, conducts an annual review of the compensation levels and practices of our peer companies. As part of the review, the Compensation Committee assesses our compensation peer group to ensure the constituents continue to generally meet the selection criteria listed above. For the 2021 compensation peer group, Forescout Technologies and Instructure were removed due to being taken private; 8x8, Stamps.com, and Yelp were removed due to lagging financial size and/or growth expectations; and Dropbox was added.
For our 2021 compensation decisions, our compensation peer group consisted of the 20 companies set forth below:

2U, Inc.	Guidewire Software, Inc.	Qualys, Inc.
Alteryx, Inc.	LivePerson, Inc.	Ring Central, Inc.
Box, Inc.	MongoDB, Inc.	The Trade Desk Inc.
Cornerstone OnDemand, Inc.	New Relic, Inc.	Twilio, Inc.
Coupa Software Inc.	Nutanix, Inc.	Zendesk, Inc.
Dropbox	Okta, Inc.	Zillow Group, Inc.
Etsy, Inc.	Paylocity Holding Corporation

Chegg, Inc.	42	Proxy Statement for the 2022 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
The Compensation Committee also references surveys from a third-party compensation consultancy survey covering general technology companies with annual revenues between $500 million and $1 billion. These surveys, as well as the peer group information, serve as data points in determining the appropriate pay mix and overall compensation, but the Compensation Committee does not benchmark its compensation to any particular level or against any specific member of our compensation peer group or such surveys.
ELEMENTS OF FISCAL YEAR 2021 COMPENSATION
Fiscal Year 2021 Pay Mix
Consistent with our compensation philosophy and objectives, we provide compensation to our CEO and our executive officers in the form of base salaries, RSUs and PSUs. We generally do not provide annual cash incentive opportunities to our executive officers, which are typically provided by our peer companies, as our equity incentive compensation is intended to tie the majority of our executive officer’s pay to the delivery of long-term stockholder value. In fiscal year 2021, we also granted special TSR PSUs in addition to the 2021 PSUs. Our 2021 PSUs include a one-year performance period to incentivize the achievement of critical short-term goals and we include a multi-year time-based vesting component to these awards to keep the focus on the creation of long-term stockholder value. As discussed in further detail below, the TSR PSUs include a three-year performance period coupled with a four-year time-vesting period. Excluding the TSR PSUs, equity compensation in fiscal year 2021 constitutes 91% of the total pay mix for our CEO and 86% on average for our other NEOs. Our CEO has a higher proportion of his total direct compensation compensation in the form of equity awards since he has greater authority and responsibility to take actions that will impact our share price.

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Chegg, Inc.	43	Proxy Statement for the 2022 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
2021 Total Direct Compensation and Target Pay Mix(1)

CEO	OTHER NEOs	DESCRIPTION
Base Salary

Fixed cash compensation component based on the market-competitive value of the executive's responsibilities and individual performance.

Time-Based RSUs

Represents 50% of the target long-term incentive value of our annual equity awards (excluding the TSR PSUs).
Intended to provide retention value and align the interests of executives and stockholders. Awards vest one-third on the first anniversary of grant date and the balance in equal quarterly installments over the next 24 months.

Performance-Based RSUs

Represents 50% of the target long-term incentive value of our annual equity awards (excluding the TSR PSUs).
Designed to motivate and reward executives to drive critical annual performance goals with a multi-year service vesting requirement that aligns long-term interests of executives and stockholders. Performance is measured based on two equally weighted financial metrics in 2021, (1) Chegg Services Revenue and (2) Adjusted EBITDA. To the extent performance is achieved, vests one-third upon the certification of performance results or one-year anniversary of grant date, whichever is later, and in equal quarterly installments over the next 24 months.

(1)	Target pay mix represents annual base salary rates as of the fiscal year end, RSUs at grant date fair value, and PSUs at grant date fair value, assuming the target performance level is achieved. The graphics above do not include the TSR PSUs, which, if included, would result in a greater overall weighting of PSUs within the pay mix.
Base Salaries
We pay an annual base salary to each of our executive officers in order to attract and retain executive talent and provide them with a fixed and stable rate of cash compensation during the year. Base salaries for our executive officers are reviewed by the Compensation Committee (annually, or, on occasion, semi-annually) during the first or last quarter of the calendar year. The Compensation Committee takes into consideration a variety of factors when determining base salary adjustments, including our compensation objectives, each executive’s responsibilities and individual performance, and the compensation peer group and third-party survey market analysis provided by FW Cook.
During the first quarter of 2021, the Compensation Committee determined to make no changes to the salaries of the NEOs for 2021.

Chegg, Inc.	44	Proxy Statement for the 2022 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

Named Executive Officer	2021 Salary

Dan Rosensweig	$1,000,000.00
Andrew Brown	$750,000.00
Nathan Schultz	$750,000.00
John Fillmore	$650,000.00
Esther Lem	$550,000.00
Equity Incentive Compensation
The Compensation Committee believes that equity compensation should represent a significant amount of our executive officers’ total compensation so that the interests of our executive officers are aligned with those of our stockholders. The Compensation Committee determines the amount of equity compensation appropriate for each NEO based on a variety of factors, including our compensation objectives; corporate operational and financial performance and relative stockholder return; each executive’s responsibilities; the compensation peer group and third-party survey market analysis provided by FW Cook; historical equity grants and equity holdings; and internal parity and, for executive officers other than the CEO, recommendations from the CEO.
Executive officers are initially granted an equity award, generally in the form of RSUs, when they join us, based on their position and their relevant prior experience. These initial RSUs vest over four years and no shares vest before the one-year anniversary of the date of grant. We spread the vesting of new hire equity grants over four years to compensate our executives for their contributions over time and to encourage retention and focus on long-term value creation. Thereafter, equity awards are generally granted annually to eligible executive officers around March of each year. The Compensation Committee has the discretion to grant equity awards in addition to these annual grants based on, among other factors, changes in job responsibilities, performance and experience, or material changes in market compensation. No new hires were made to our NEOs in 2021.
In March 2021, the Compensation Committee granted annual cycle long-term equity compensation to our NEOs with a target mix of 50% RSUs and 50% PSUs. The Compensation Committee believes that a 50/50 mix of time-based and performance-based equity awards for 2021 continues to be the most effective incentive for driving and rewarding achievement of short-term company objectives while also creating long-term incentives to sustain that performance and supporting the retention of our executive officers. The Compensation Committee routinely evaluates and considers the type of awards granted under our equity incentive program and may, in the future, decide that other types of awards or a different mix of awards are appropriate to provide incentives to our executive officers. As discussed further below, the Committee also granted a one-time award of TSR PSUs during 2021.
Restricted Stock Units
We grant RSUs because they provide retentive value for our executive officers and are linked to creating stockholder value as the award value increases with our stock price appreciation. On March 1, 2021, we granted RSUs to each of our NEOs vesting one-third on the first anniversary of the grant date and the remaining amount vesting in equal quarterly installments over the next 24 months, conditioned on the executive officer's service up to and through the applicable vesting dates.
Performance-Based Restricted Stock Units
We grant PSUs because they are linked to stockholder value creation, like RSUs, but are also leveraged to our financial performance and allow us to set appropriate annual goals that we believe are critical to drive long-term success. On March 1, 2021, the Compensation Committee granted PSUs to our NEOs subject to the achievement of certain financial performance goals and conditioned on the executive officer's service up to and through the applicable multi-year, time-based vesting dates.
These PSUs will be earned and eligible to vest contingent on the achievement of two equally weighted performance metrics: (1) fiscal year 2021 Chegg Services Revenue and (2) fiscal year 2021 Adjusted EBITDA (both as defined below). These two metrics

Chegg, Inc.	45	Proxy Statement for the 2022 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
were selected because the Compensation Committee believes that Chegg Services Revenue growth and Adjusted EBITDA, a non-GAAP measure of profitability, are the most important drivers of stockholder value for Chegg in 2021 as they are primary components of our overall revenue growth and profitability. The selection of these two measures as PSU metrics ensures our executive officers are incentivized in accordance with the long-term interests of our stockholders. The performance metrics and their timing are synchronized with the board-approved corporate strategic plan and associated metrics and targets.
We currently use a one-year performance period (with a multi-year time-based vesting schedule) for our annual cycle PSUs to allow us the flexibility to set appropriate annual goals to drive stockholder value given our high growth expectations and the rapidly changing nature of the industry in which we operate. As discussed below, the TSR PSUs are subject to a three-year performance period and a four-year time-vesting period.
Upon the determination of the level of attainment of the performance metrics, a percentage of PSUs will be earned based on actual achievement and will be eligible to vest over a three-year time-based vesting schedule. Any PSUs that are not earned will be forfeited at the end of the performance period and will not be eligible to vest. One-third of the earned PSUs vest on the later of the one-year anniversary of the grant date or the date our Compensation Committee determines the performance metrics have been met, the “Initial Vesting Date.” The remaining earned PSUs vest in quarterly installments over the 24 months following the Initial Vesting Date. Vesting is subject to the executive officer’s continued service up to and through the applicable vesting dates. The time-based vesting element of the achieved 2021 PSUs provides additional retention of our executive officers and alignment with stockholders on creating long-term value.
The number of PSUs that may be earned range from 0% to 150% of the total number of shares subject to the PSU award depending on the level of performance achieved for each goal. No payout will be made for performance below the threshold level. The metrics are equally weighted (each representing 50% of the target number of shares) and measured separately, and the resulting number of earned PSUs with respect to each metric are added together for the total number of earned PSUs that are eligible to vest over time. If actual performance falls between the threshold, target, or maximum levels, linear interpolation will be used to determine the number of PSUs earned, as set forth in the table below:

Performance Level	Threshold	Target	Maximum

Payout % of Award	50%	100%	150%
Chegg Services Revenue	$625,000,000	$655,000,000	$685,000,000
Adjusted EBITDA*	$235,000,000	$260,000,000	$285,000,000
*Adjusted EBITDA is a financial measure not prepared in accordance with GAAP.
“Chegg Services Revenue” encompasses all revenue other than revenue derived from our Required Materials products and consists primarily of Chegg Study, Chegg Writing, Chegg Math Solver, Chegg Study Pack, Thinkful, and Mathway.
“Adjusted EBITDA” means earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for print textbook depreciation expense and to exclude share-based compensation expense, other income, net, acquisition-related compensation costs, transitional logistics charges, and restructuring charges. For a reconciliation of net loss to EBITDA or Adjusted EBITDA prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), please refer to Appendix A to this proxy statement.
The Compensation Committee recognizes the importance of establishing rigorous but realistic performance targets with respect to our annual cycle PSUs in order to motivate executives to drive strong performance that translates to long-term value creation for stockholders. Chegg has continued its high growth and the Compensation Committee has established increasing targets for Chegg Services Revenue and Adjusted EBITDA for each of the last three annual PSU cycles consistent with our high growth trajectory.

Chegg, Inc.	46	Proxy Statement for the 2022 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Total Shareholder Return PSU Awards
On March 1, 2021, the Compensation Committee approved the grant of the TSR PSUs. In determining to grant the TSR PSUs, the Compensation Committee considered the importance of retaining the executive team to lead an extended period of strong performance, increasing the retention value of the team's equity, and continuing to drive performance through our executive compensation program. Each of our NEOs was granted TSR PSUs. The value of the TSR PSUs at “target” was the same as the combined value of the 2021 RSUs and 2021 PSUs at “target”. The Compensation Committee balanced the aggregate target value of the TSR PSUs with their longer-term performance period and considered that the TSR PSUs will deliver no value to our executives unless our stockholders recognize meaningful value.
The TSR PSUs are 100% performance-based such that no portion of the TSR PSUs will vest unless we achieve the TSR goals discussed below. By linking the executives' compensation to the performance of the Company's stock price so that the executives do not realize value with respect to the TSR PSUs unless all the Company's stockholders benefit from substantial value creation, the TSR PSUs are designed to ensure that the executives are aligned with stockholder interests going forward.
The performance goals can be achieved at any point during the three year performance period of March 1, 2021 through February 29, 2024. The performance goal is measured by calculating the percentage of growth of our share price from $99.05, or the Beginning Stock Price, which was the closing trading price of our common stock on the March 1, 2021 date of grant. For this growth calculation, we calculate the percentage growth from our Beginning Stock Price to any consecutive 60-trading day average during the performance period. The TSR PSUs are eligible to vest based on the Company's absolute TSR during the three-year performance period, as follows:

TSR PSUs
	TSR %	PSUs Earned %*

Maximum	+75%	150%
Target	+50%	100%
Threshold	+25%	50%
* Linear interpolation applies between threshold and target and target and maximum.

Chegg, Inc.	47	Proxy Statement for the 2022 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Any earned TSR PSUs will vest 50% on March 8, 2024 (shortly following the end of the performance period), and 50% on March 8, 2005. None of the TSR PSUs had been earned as of December 31, 2021.
2021 Long-Term Incentive Awards
The grant date fair value calculated in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718 (“ASC 718”) of the annual cycle RSUs and PSUs plus TSR PSUs is set forth in the table below, denominated at target payout levels.

	Number of Shares Granted			Grant Date Fair Value of Awards
Named Executive Officer	Time-Vesting RSUs	PSUs (Target)	TSR PSUs (Target)	Time-Vesting RSUs	PSUs (Target)	TSR PSUs (Target)

Dan Rosensweig	50,480	50,480	97,248	$5,000,044	$4,999,978	$9,999,457
Andrew Brown	25,240	25,240	48,624	$2,500,022	$2,499,956	$4,999,694
Nathan Schultz	25,240	25,240	48,624	$2,500,022	$2,499,956	$4,999,694
John Fillmore	20,192	20,192	38,899	$2,000,018	$1,999,952	$3,999,755
Esther Lem	16,153	16,153	31,119	$1,599,955	$1,599,988	$3,199,777
Fiscal Year 2021 Performance-Based Restricted Stock Units Payout
In February 2022, the Compensation Committee certified our financial performance in 2021 with respect to the 2021 PSU metrics. We achieved $669.9 million in Chegg Services Revenue, resulting in a payout percentage of 99.8% of Target of the 2021 Chegg Services Revenues performance goal and we achieved $265.9 million in Adjusted EBITDA, resulting in an attainment of 96.7% of Target of the 2021 Adjusted EBITDA performance goal. The weighted average of the percentage achieved for the two annual cycle 2021 PSU metrics was 98.3% of Target.
The 2021 PSUs that were earned vest over a three-year, time-based vesting schedule as follows: one-third vested on March 1, 2022 and the remaining earned 2021 PSUs vest in quarterly installments over the 24-month period following March 1, 2022. Vesting is subject to the executive officer's continued service up to and through the applicable vesting dates.

	Number of Fiscal Year 2022 PSUs Earned
Named Executive Officer	Chegg Services Revenue (99.8% of Target)	Adjusted EBITDA (96.7% of Target)	Total Number of PSUs Earned (98.3% of Target)

Dan Rosensweig	24,214	24,419	49,633
Andrew Brown	12,607	12,209	24,816
Nathan Schultz	12,607	12,209	24,816
John Fillmore	10,085	9,767	19,853
Esther Lem	8,068	7,814	15,882
Other Programs and Policies
Benefits and Perquisites
Our NEOs participate in the same employee benefit and retirement programs that are generally provided to all other employees, including our 401(k) plan, employee stock purchase plan, health care plans, life insurance plan and other welfare benefit programs. We do not provide additional benefits or perquisites to our NEOs that are not made available to other employees.

Chegg, Inc.	48	Proxy Statement for the 2022 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Severance and Change-of-Control Arrangements
To enable us to attract talented executives, as well as ensure ongoing retention when considering potential corporate transactions that may create uncertainty as to future employment, we offer certain post-employment and change-of-control payments and benefits to certain NEOs. Given the nature and competitiveness of our industry, the Compensation Committee believes these severance and change-of-control protections are essential elements of our NEOs compensation program and assist us in recruiting, retaining and developing key management talent. Our change-of-control benefits are intended to allow key employees, including our NEOs, to focus their attention on the business operations of our Company in the face of the potentially disruptive impact of a rumored, or actual change-of-control transaction, to assess takeover bids objectively without regard to the potential impact on their own job security and to allow for a smooth transition in the event of a change-of-control.
We have entered into an offer letter agreement with Mr. Rosensweig and adopted a Change-of-Control Severance Plan in which each of the NEOs, other than Mr. Rosensweig, participates. These arrangements provide, as applicable, cash severance benefits and equity award vesting acceleration in the event of certain terminations of employment both outside a change-of-control and in connection with a change-of-control (i.e., double-trigger severance protections). We do not provide “single trigger” protections or tax gross-ups if an executive is subject to excise taxes as a result of severance or change-of-control benefits. A detailed description of the terms of Mr. Rosensweig’s offer letter and the Change-of-Control Severance Plan can be found under the section titled “Termination and Change-of-Control Arrangements.”
Insider Trading and Hedging Policies
We have adopted a policy whereby our employees, officers and directors, members of their immediate families and others living in their households and associated entities (e.g. venture capital funds, partnerships, trusts, corporations), and consultants are prohibited from insider trading and hedging our securities. Under this policy, we prohibit any of the individuals from hedging or monetization transactions, such as zero cost collars and forward sale transactions, and transactions relating to the future price of our common stock, such as put or call options and short sales. Additionally, no individual may use Chegg securities as collateral in a margin account or pledge Chegg securities as collateral for a loan or modify an existing pledge unless the individual wishing to pledge securities submits a request for preclearance to the Insider Trading Compliance Officer in advance.
Rule 10b5-1 Plans
Certain of our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from the director or executive officer. The director or executive officer may amend or terminate the plan in some circumstances. The adoption, amendment, termination and certain other actions with respect to Rule 10b5-1 plans must comply with the terms of our insider trading policy.
Compensation Recoupment (“Clawback”) Policy
In February 2019, we adopted a compensation recoupment and forfeiture, or “clawback,” policy that applies to our executive officers. Under this policy, in the event of a material restatement of financial results, the Board of Directors or Compensation Committee will, in such circumstances as it deems appropriate, recoup or require forfeiture of cash or equity award incentive payments in excess of any compensation that would have been earned by the executive officer based upon the restated financial results.
Executive Stock Ownership Guidelines
We maintain stock ownership guidelines for our executive officers. These guidelines are intended to align the economic interests of our executive officers with our stockholders by requiring them to acquire and maintain a meaningful ownership interest in our common stock. Executive officers are required to acquire and hold an amount of our common stock equal to a multiple of base salary within five years of the later of (i) the establishment of our guidelines in 2019 or (ii) the commencement of employment service or promotion into an executive position:

Chegg, Inc.	49	Proxy Statement for the 2022 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

Position	Stock Ownership Requirement

CEO	3x annual cash salary
Other Executive Officers	1x annual cash salary
As of December 31, 2021, all of our executive officers met such thresholds.
Accounting and Tax Considerations
While our Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes. We account for equity compensation paid to our employees under FASB ASC 718, which requires us to estimate and record an expense over the service period of the award. FASB ASC Topic 710 also requires us to record cash compensation as an expense at the time the obligation is accrued.
Risk Considerations
The Compensation Committee has discussed the concept of risk as it relates to our compensation programs, including our executive compensation program, and the Compensation Committee does not believe that our compensation programs encourage excessive or inappropriate risk taking. As described in further detail in this “Compensation Discussion and Analysis,” we structure our pay to consist of both fixed and variable compensation. In fiscal year 2021, the Compensation Committee and management considered whether our compensation programs for employees created incentives for employees to take excessive or unreasonable risks that could materially harm our Company. The Compensation Committee believes that our compensation programs are typical for companies in our industry and that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
•We structure our compensation programs to consist of both fixed and variable components. The fixed (or base salary) component of our compensation programs is designed to provide income independent of our stock price performance so that employees will not focus exclusively on stock price performance to the detriment of other important business metrics. The variable (time and performance-based equity) components of our compensation programs are designed to reward both short term and long term Company performance, which we believe discourages employees from taking actions that focus only on our short-term success and helps align our employees with our stockholders and our longer-term success. Our restricted stock units have time-based vesting and our performance-based restricted stock units have both a performance and time-based vesting component.
•We maintain internal controls over the measurement and calculation of financial information, which are designed to prevent information from being manipulated by any employee, including our executive officers.
•Our employees are required to comply with our Code of Business Conduct and Ethics, which covers, among other things, accuracy in keeping financing and business records.
•The Compensation Committee approves employee equity award guidelines as well as the overall annual equity pool. Any recommended equity award outside these guidelines requires approval by the CEO, per delegated authority from the Compensation Committee, on a limited basis. We believe that this helps ensure we grant equity compensation appropriately and in a sustainable manner.
•A significant portion of the compensation paid to our executive officers and the members of our Board is in the form of equity awards to align their interests with the interests of stockholders.
•We maintain stock ownership guidelines for our executive officers and the members of our Board to ensure that they retain specified levels of equity in Chegg.

Chegg, Inc.	50	Proxy Statement for the 2022 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
•As part of our Insider Trading Policy, we prohibit the trading of derivatives or hedging transactions involving our securities so that our Board of Directors, executive officers and all other employees cannot insulate themselves from the effects of poor stock price performance or engage in trading that is not aligned with value creation for our stockholders.
REPORT OF THE COMPENSATION COMMITTEE
The information contained in the following report of our Compensation Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, unless and only to the extent that we specifically incorporate it by reference.
The Compensation Committee oversees our compensation policies, plans and benefit programs. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.
Submitted by the Compensation Committee
John (Jed) York, Chair
Sarah Bond
Marne Levine
Melanie Whelan

Chegg, Inc.	51	Proxy Statement for the 2022 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION
The following table provides information regarding all compensation awarded to, earned by or paid to our NEOs for all services rendered in all capacities to us during fiscal years 2021, 2020 and 2019.

Name and Principal Position(1)	Year	Salary ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)

Dan Rosensweig	2021	1,000,000	19,999,479	6,126	21,005,605
President and Chief Executive Officer	2020	1,000,000	9,374,954	6,126	10,381,080
	2019	1,000,000	8,124,945	6,126	9,131,071
Andrew Brown	2021	750,000	9,999,672	6,500	10,756,172
Chief Financial Officer	2020	652,083	4,374,973	6,500	5,033,556
	2019	600,000	3,749,966	6,250	4,356,216
Nathan Schultz	2021	750,000	9,999,672	4,875	10,754,547
President of Learning Services	2020	652,083	4,374,973	4,875	5,031,931
	2019	583,333	3,749,966	4,750	4,338,049
John Fillmore	2021	650,000	7,999,725	4,875	8,654,600
President of Chegg Skills	2020	552,083	2,999,957	4,875	3,556,915
	2019	478,333	2,624,956	4,750	3,108,039
Esther Lem	2021	550,000	6,399,720	6,500	6,956,220
Chief Marketing Officer	2020	514,583	2,999,957	6,500	3,521,040
	2019	420,833	2,249,979	6,250	2,677,062

(1)	The amounts reported in this column represent the aggregate grant date fair value of RSU and PSU awards granted under our 2013 Equity Incentive Plan, as computed in accordance with ASC 718. The grant date fair value for market-based conditions was estimated using a Monte Carlo simulation model. For fiscal year 2021, the amounts include PSUs valued at the grant date based upon the target achievement of the performance conditions. The grant date fair values of the annual PSUs for fiscal year 2021 in the table above reflect the target potential value of the PSUs (assuming the target level of performance achievement) and were $4,999,978 for Mr. Rosensweig, $2,499,956 for Mr. Brown, $2,499,956 for Mr. Schultz, $1,999,952 for Mr. Fillmore and $1,599,988 for Ms. Lem. The grant date fair values of the PSU related to TSR performance reflect the target potential value of the PSUs (assuming the target level of performance achievement) and were $9,999,457 for Mr. Rosensweig, $4,999,694 for Mr. Brown, $4,999,694 for Mr. Schultz, $3,999,755 for Mr. Fillmore and $3,199,777 for Ms. Lem.
(2)	Represents our contributions to the account under our 401(k) plan for each NEO.

Chegg, Inc.	52	Proxy Statement for the 2022 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
GRANTS OF PLAN-BASED AWARDS
The following table sets forth certain information regarding grants of plan-based awards to each of our NEOs during fiscal year 2021.

	Grant Date	Board Approval Date	Award Type	Estimated Possible Payout Under Equity Incentive Plan Awards(1)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Market Value of Shares that Have Not Vested ($)(4)
Name				Threshold (#)	Target (#)	Maximum (#)

Dan Rosensweig	3/01/2021	2/11/2021	PSU	25,240	50,480	75,719	—	4,999,978
	3/01/2021	2/11/2021	PSU - TSR	48,624	97,248	145,871	—	9,999,457
	3/01/2021	2/11/2021	RSU	—	—	—	50,480	5,000,044
Andrew Brown	3/01/2021	2/11/2021	PSU	12,620	25,240	37,859	—	2,499,956
	3/01/2021	2/11/2021	PSU - TSR	24,312	48,624	72,935	—	4,999,694
	3/01/2021	2/11/2021	RSU	—	—	—	25,240	2,500,022
Nathan Schultz	3/01/2021	2/11/2021	PSU	12,620	25,240	37,859	—	2,499,956
	3/01/2021	2/11/2021	PSU - TSR	24,312	48,624	72,935	—	4,999,694
	3/01/2021	2/11/2021	RSU	—	—	—	25,240	2,500,022
John Fillmore	3/01/2021	2/11/2021	PSU	10,096	20,192	30,287	—	1,999,952
	3/01/2021	2/11/2021	PSU - TSR	19,450	38,899	58,348	—	3,999,755
	3/01/2021	2/11/2021	RSU	—	—	—	20,192	2,000,018
Esther Lem	3/01/2021	2/11/2021	PSU	8,077	16,153	24,230	—	1,599,988
	3/01/2021	2/11/2021	PSU - TSR	15,560	31,119	46,679	—	3,199,777
	3/01/2021	2/11/2021	RSU	—	—	—	16,153	1,599,955

(1)	Upon the achievement by December 31, 2021 of certain Company performance metric measurements approved by the Compensation Committee as described under the heading “Elements of Fiscal Year Compensation-Equity Incentive Compensation-Performance-Based Restricted Stock Units,” the PSUs earned with respect to each performance metric vested as to one-third on March 1, 2022 and 8.33% shall vest on each quarterly anniversary thereafter such that the PSUs shall be fully vested on March 1, 2024, subject in each case to the applicable NEO's continued service up to and through the applicable vesting dates.
(2)	The shares subject to the PSU-TSR award will be earned only upon achievement by December 31, 2023 of Company performance metrics consisting of Total Shareholder Return as approved by the Compensation Committee. One-half of the achieved shares will vest on March 1, 2024 and the remaining unvested portion of this PSU is scheduled to vest 50% on March 1, 2025, subject to the officer's continued service up to and through the vesting date and the acceleration as described in “Termination and Change-of-Control Arrangements” below.
(3)	One-third of the shares vested on March 1, 2022 and 8.33% shall vest on each quarterly anniversary thereafter such that the RSUs shall be fully vested on March 1, 2024. The vesting is subject to continued service through each vesting date.
(4)	Reflects the grant date fair value of each equity award at the target performance level computed in accordance with ASC Topic 718 and described in footnote 2 to the Summary Compensation Table. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2021. These amounts may not correspond to the actual value that may be realized by the NEOs.

Chegg, Inc.	53	Proxy Statement for the 2022 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
The following table provides information with respect to outstanding equity awards as of December 31, 2021 with respect to our NEOs.

		Option Awards				Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options		Exercise Price ($)	Expiration Date	Number of Shares that Have Not Vested (#)	Market Value of Shares that Have Not Vested ($)(1)
Name		Exercisable (#)	Unexercisable (#)

Dan Rosensweig	3/1/2019(2)	—	—	—	—	6,701	205,721
	3/1/2019(3)	—	—	—	—	10,052	308,596
	3/1/2020(4)	—	—	—	—	39,850	1,223,395
	3/1/2020(5)	—	—	—	—	59,776	1,835,123
	3/1/2021(6)	—	—	—	—	50,480	1,549,736
	3/1/2021(7)	—	—	—	—	75,719	2,324,573
	3/1/2021(8)	—	—	—	—	97,248	2,985,514
Andrew Brown	3/1/2019(2)	—	—	—	—	3,093	94,955
	3/1/2019(3)	—	—	—	—	4,640	142,448
	3/1/2020(4)	—	—	—	—	18,597	570,927
	3/1/2020(5)	—	—	—	—	27,895	856,377
	3/1/2021(6)	—	—	—	—	25,240	774,868
	3/1/2021(7)	—	—	—	—	37,859	1,162,271
	3/1/2021(8)	—	—	—	—	48,624	1,492,757
Nathan Schultz	3/1/2019(2)	—	—	—	—	3,093	94,955
	3/1/2019(3)	—	—	—	—	4,640	142,448
	3/1/2020(4)	—	—	—	—	18,597	570,927
	3/1/2020(5)	—	—	—	—	27,895	856,377
	3/1/2021(6)	—	—	—	—	25,240	774,868
	3/1/2021(7)	—	—	—	—	37,859	1,162,271
	3/1/2021(8)	—	—	—	—	48,624	1,492,757
John Fillmore	3/1/2019(2)	—	—	—	—	2,165	66,466
	3/1/2019(3)	—	—	—	—	3,248	99,714
	3/1/2020(4)	—	—	—	—	12,752	391,486
	3/1/2020(5)	—	—	—	—	19,130	587,291
	3/1/2021(6)	—	—	—	—	20,192	619,894
	3/1/2021(7)	—	—	—	—	30,287	929,811
	3/1/2021(8)	—	—	—	—	38,899	1,194,199
Esther Lem	3/1/2019(2)	—	—	—	—	1,856	56,979
	3/1/2019(3)	—	—	—	—	2,784	85,469
	3/1/2020(4)	—	—	—	—	12,752	391,486
	3/1/2020(5)	—	—	—	—	19,130	587,291
	3/1/2021(6)	—	—	—	—	16,153	495,897
	3/1/2021(7)	—	—	—	—	24,230	743,861
	3/1/2021(8)	—	—	—	—	31,119	955,353

(1)	The market price for our common stock is based on the closing price per share of our common stock as listed on the New York Stock Exchange on December 31, 2021 of $30.70.

Chegg, Inc.	54	Proxy Statement for the 2022 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

(2)	The remaining unvested portion of this RSU vested on March 1, 2022. The vesting was subject to continued service through the vesting date and acceleration as described in “Termination and Change-of-Control Arrangements” below.
(3)	The shares subject to the PSU award were earned only upon achievement by December 31, 2019 of Company performance metrics consisting of Chegg Services Revenue and Adjusted EBITDA as approved by the Compensation Committee. The Compensation Committee determined that the weighted average percentage of 94.75% (i.e., 142.1% of Target) of the measurements had been achieved, therefore a weighted average of 94.75% (i.e., 142.1% of Target) of the shares subject to the PSU award were earned. The remaining unvested portion of this PSU award vested on March 1, 2022, subject to the officer's continued service up to and through the applicable vesting date and the acceleration as described in “Termination and Change-of-Control Arrangements” below.
(4)	One-third of the shares vested on March 1, 2021 and 8.33% shall vest on each quarterly anniversary thereafter such that the RSUs shall be fully vested on March 1, 2023. The vesting is subject to continued service through each vesting date and acceleration as described in “Termination and Change-of-Control Arrangements” below.
(5)	The shares subject to the PSU award were earned only upon achievement by December 31, 2020 of Company performance metrics consisting of Chegg Services Revenue and Adjusted EBITDA as approved by the Compensation Committee. The Compensation Committee determined that the weighted average percentage of 100% (i.e., 150% of Target) of the measurements had been achieved; therefore a weighted average of 100% (i.e., 150% of Target) of the shares subject to the PSU award were earned. One-third of the achieved shares vested on March 1, 2021 and the remaining unvested portion of this PSU is scheduled to vest as to 8.33% on each quarterly anniversary thereafter such that the PSUs shall be fully vested on March 1, 2023, subject to the officer's continued service up to and through the vesting date and the acceleration as described in “Termination and Change-of-Control Arrangements” below.
(6)	One-third of the shares vested on March 1, 2022 and 8.33% shall vest on each quarterly anniversary thereafter such that the RSUs shall be fully vested on March 1, 2024. The vesting is subject to continued service through each vesting date and acceleration as described in “Termination and Change-of-Control Arrangements” below.
(7)	The shares subject to the PSU award were earned only upon achievement by December 31, 2021 of Company performance metrics consisting of Chegg Services Revenue and Adjusted EBITDA as approved by the Compensation Committee. The Compensation Committee determined that the weighted average percentage of 98.3% of the measurements had been achieved; therefore a weighted average of 98.3% of the shares subject to the PSU award were earned. One-third of the achieved shares vested on March 1, 2022 and the remaining unvested portion of this PSU is scheduled to vest as to 8.33% on each quarterly anniversary thereafter such that the PSUs shall be fully vested on March 1, 2024, subject to the officer's continued service up to and through the vesting date and the acceleration as described in “Termination and Change-of-Control Arrangements” below.
(8)	The shares subject to the PSU-TSR award will be earned only upon achievement by December 31, 2023 of Company performance metrics consisting of Total Shareholder Return as approved by the Compensation Committee. One-half of the achieved shares will vest on March 1, 2024 and the remaining unvested portion of this PSU-TSR is scheduled to vest on March 1, 2025, subject to the officer's continued service up to and through the vesting date and the acceleration as described in “Termination and Change-of-Control Arrangements” below.

Chegg, Inc.	55	Proxy Statement for the 2022 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
OPTION EXERCISES AND STOCK VESTED TABLE
The following table presents information concerning the aggregate number of shares of our common stock for which options were exercised during fiscal year 2021 for each of the NEOs. In addition, the table presents information on shares of our common stock that were acquired upon the vesting of stock awards during 2021 for each of the NEOs on an aggregated basis.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting ($)(3)
Name

Dan Rosensweig	—	—	339,677	29,666,610
Andrew Brown	—	—	149,163	12,927,095
Nathan Schultz	—	—	138,755	11,896,182
John Fillmore	19,714	1,610,240	94,323	8,064,021
Esther Lem	—	—	97,898	8,509,589

(1)	The value realized on the shares acquired is the fair market value of the shares upon exercise, as traded on the New York Stock Exchange (“NYSE”), less the exercise price for the stock option award.
(2)	Amounts reflect the vesting of RSUs and PSUs.
(3)	The value realized on the shares acquired is the fair market value of the shares on the date of vesting, which was the closing price of our common stock on such date as traded on the NYSE.

A real world of possibility Supporting students in their learning journey.

Chegg, Inc.	56	Proxy Statement for the 2022 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
TERMINATION AND CHANGE-OF-CONTROL ARRANGEMENTS
The attraction and retention of executive talent continues to be a focus for us. To ensure alignment with peer practices and offer competitive compensation programs, the Compensation Committee periodically reviews our executive compensation and employee benefits, including with respect to ongoing retention in connection with the consideration of potential corporate transactions. After considering data and advice provided by FW Cook, the Compensation Committee approved a Change-of- Control Severance Plan on July 23, 2019 (the “CIC Plan”). The CIC Plan provides ongoing retention when we consider potential corporate transactions that may create uncertainty as to future employment and will also allow us to attract talented executives going forward.
Each of our NEOs, other than our CEO, is eligible to participate in the CIC Plan pursuant to an executed participation agreement, which agreement superseded and replaced any then- existing severance protections to which the applicable executives was entitled under their arrangements with us prior to the execution of the participation agreements.
Pursuant to the offer letter we entered into with Mr. Rosensweig and pursuant to the CIC Plan in which each of our other NEOs participate, we have agreed to provide certain cash severance benefits and equity award vesting acceleration in the event of certain terminations of employment both outside a change-of-control and in connection with a change-of-control (i.e., double-trigger severance protections). We do not provide tax gross-ups if an executive is subject to excise taxes as a result of severance or change-of-control benefits and we do not provide any single-trigger change of control benefit.
These arrangements are intended to attract and retain qualified executives that have alternatives that may appear to them to be less risky absent these severance arrangements, and to mitigate a potential disincentive to consideration and execution of an acquisition, particularly where the services of these executive officers may not be required by the acquirer. We also believe that entering into these arrangements will help our executive officers maintain continued focus and dedication to their responsibilities to help maximize stockholder value if there is a potential transaction that could involve a change-of- control of the Company.
Dan Rosensweig
We entered into an offer letter agreement with Mr. Rosensweig, our President, Chief Executive Officer and Co-Chairperson, on December 3, 2009, as amended on November 29, 2012. The offer letter provides for at-will employment and has no specific term. Pursuant to Mr. Rosensweig’s offer letter, in the event we terminate Mr. Rosensweig’s employment without “cause” or he resigns from his employment with us for “good reason” (each as defined in the offer letter and described below) outside of the 12-month period following a "change of control" (as defined in the offer letter), then we will pay Mr. Rosensweig (i) a lump sum payment equal to 12 months of his then-current annual salary and (ii) his monthly insurance premiums, until the earlier of 12 months following his termination or resignation or the date upon which he commences full-time employment or consulting services with another company and is eligible for participation in any health insurance program provided by such company. Additionally, pursuant to his offer letter agreement and his RSU and PSU agreements with us, Mr. Rosensweig will be entitled to immediate vesting of 25% of his then-unvested stock options and 25% of his then-unvested time-based RSUs (including any earned but unvested PSUs for which the performance conditions were or, as of the date of such qualifying termination of employment, will be satisfied, and which remain subject to time-based vesting conditions). As noted below, the performance of any unearned TSR PSUs will be determined in connection with such a qualifying termination of employment. Mr. Rosensweig will also have a period of up to 24 months from the effective date of his termination or resignation to exercise all options that were vested as of his termination date. These benefits are subject to Mr. Rosensweig releasing us from all claims, resigning from our Board and returning all of our property to us.
If Mr. Rosensweig is terminated without “cause” or he resigns from his employment with us for “good reason” (each as defined in the offer letter and described below) within 12 months following a “change-of-control” of our Company, we will pay Mr. Rosensweig (i) a lump sum payment equal to 12 months of his then-current annual salary and (ii) his monthly insurance premiums, until the earlier of 12 months following his termination or resignation or the date upon which he commences full time employment or consulting services with another company and is eligible for participation in any health insurance program provided by such company. Plus, pursuant to his offer letter and his RSU and PSU agreements with us, Mr. Rosensweig will be entitled to immediate vesting of 100% of his then-unvested stock options, 100% of his then-unvested RSUs, and 100% of his then-unvested earned PSUs (with the performance of any unearned TSR PSUs to be determined in connection with the change-in-control as described

Chegg, Inc.	57	Proxy Statement for the 2022 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
below). Mr. Rosensweig will have a period of up to 24 months from the effective date of his termination or resignation to exercise all options that were vested as of the date of his termination.
If a change-of-control occurs prior to the end of a performance period, Mr. Rosensweig’s PSUs will be deemed earned immediately prior to the change-of-control in an amount equal to the number of PSUs that would be earned based on our actual performance as of the change-of-control or, if such performance is not determinable, the target level of performance. Any annual cycle PSUs so earned will be converted into time-based RSUs vesting over a 3-year period and will be subject to 100% acceleration, as noted above.
Pursuant to his TRS PSU agreement with us, if a change-of-control occurs prior to the end of a performance period, Mr. Rosensweig's TSR PSUs be deemed earned immediately prior to the change-of-control in an amount equal to the greater of (i) the TSR growth percentage based on the price per share paid in the change-of-control (in lieu of the 60-day average price) and (ii) the number of TSR PSUs achieved (whether prior to or as of the change-in-control), based on the 60 day average. Any TSR PSUs so earned will be converted into time-based RSUs vesting 50% on March 1, 2024 and 50% on March 1, 2025 and will be subject to 100% acceleration upon a qualifying termination within 12 months following a change of control, as noted above. If a qualifying termination occurs prior to a change of control, the performance of the TSR PSUs will be measured for the period ending on such termination of employment and any PSUs so earned will be subject to 25% acceleration of vesting, as described above.
These benefits are subject to Mr. Rosensweig releasing us from all claims.
Change-of-Control Severance Plan
As noted above, each of our NEOs other than Mr. Rosensweig participates in our CIC Plan. The CIC Plan and the participation agreement thereunder provide that upon a termination of the executive’s employment by us without “cause” (excluding death or disability and as defined in the CIC Plan and described below) or upon a resignation by the executive for “good reason” (as defined in the CIC Plan and described below), in each case during the period commencing three months prior to a “change-of-control” (as defined in the CIC Plan) and ending 12 months following a change-of-control, subject to the executive’s execution and non-revocation of a release of claims in favor of us, the executive will be entitled to the following benefits:
•a lump sum payment equal to the sum of (i) 12 months of the executive’s base salary at the rate in effect immediately prior to the date of such termination of employment or the change-of-control, whichever base salary is greater plus (ii) a pro-rata target cash bonus, if applicable, for the fiscal year in which the termination of employment occurs, prorated for the number of days the executive is employed in such fiscal year prior to the executive’s termination of employment;
•if the executive timely elects Consolidated Omnibus Budget Reconciliation Act (“COBRA”) continuation coverage for him or herself and his or her eligible dependents, then we will reimburse the executive for COBRA premiums until the earlier of (i) a period of 12 months from the date of termination or (ii) the date upon which executive and/or executive’s eligible dependents become covered under similar plans;
•full acceleration of each of the executive’s then-outstanding unvested equity awards other than any equity awards subject to performance-based vesting conditions for which the performance period has not yet been completed (“performance awards”); and
•vesting of performance awards, if at all, as set forth in the terms of the applicable award agreement or, if the treatment upon a change-of-control is not provided for in the applicable award agreement, based on the actual performance determined as of immediately prior to the change-of-control or, if such performance is not determinable, based on performance at target. The terms of the award agreements for outstanding performance awards are described below.
The CIC Plan also provides that if the successor or acquiring company refuses to assume, convert, replace or substitute the executive’s unvested equity awards, then each of the executive’s then-outstanding and unvested equity awards, other than performance awards, will fully accelerate immediately prior to the change-of-control and the performance awards will be treated as described below.
The award agreements for outstanding annual cycle PSUs provide that, if a change-of-control occurs prior to the end of a performance period, the PSUs will be deemed earned immediately prior to the change-of-control in an amount equal to the

Chegg, Inc.	58	Proxy Statement for the 2022 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
number of performance awards that would be earned based on our actual performance as of the change-of- control or, if such performance is not determinable, the target level of performance. Any annual cycle PSUs so earned will be converted into time-based RSUs that are eligible for the 100% acceleration, as noted above.
Pursuant to the TSR PSU agreement, if a change-of-control occurs prior to the end of a performance period, the executive's TSR PSUs will be deemed earned immediately prior to the change-of-control in an amount equal to the greater of (i) the number of TSR PSUs achieved by calculating the TSR growth percentage using the price per share paid in the change-of-control (in lieu of the 60-day average price) and (ii) the number of TSR PSUs achieved (whether prior to or as of the change-in-control) by calculating the TSR growth percentage using based on the 60-day average stock price. Any TSR PSUs so earned will be converted into time-based RSUs vesting 50% on March 1, 2024 and 50% on March 1, 2025 and will be eligible for 100% acceleration, as noted above.
Cause and Good Reason Definitions
For purposes of this section, “cause” means a determination by our Board of Directors that employment is terminated because of (i) a failure or refusal to comply in any material respect with lawful policies, standards or regulations of our Company within 30 days after written notice of such violations and/or failure to comply; (ii) a material violation of a federal or state law or regulation applicable to our business; (iii) a conviction or plea of no contest to a felony or other crime of moral turpitude under the laws of the United States or any state; (iv) fraud or material misappropriation of property belonging to us or our affiliates; (v) a material breach of the terms of any confidentiality, invention assignment or proprietary information agreement with us or with a former employer and failure to correct or cure such material breach within 30 days after written notice of such breach; or (vi) material misconduct or gross negligence in connection with the performance of duties and, for executives other than Mr. Rosensweig, the failure to correct of cure such action or conduct, if curable, within 30 days after written notice.
For purposes of this section, “good reason” for Mr. Rosensweig occurs upon (i) removal from the executive’s current position as Chief Executive Officer or no longer reporting directly to our Board of Directors; (ii) any material change or reduction in duties in the executive’s current position or assignment to duties inconsistent with such position, responsibilities, authority or status; (iii) reduction of then-current annual base compensation (other than a similar reduction that applies to our other senior executives); or (iv) relocation to a primary work location more than 50 miles from our principal office in Santa Clara, California.
For purposes of this section “good reason” for CIC Plan participants (all NEOs other than Mr. Rosensweig) means (i) a material reduction in the executive’s annual base salary, other than a reduction generally applicable to all our executive officers and in generally the same proportion as affects the executive; (ii) a material diminution in the executive’s authority, duties or responsibilities; (iii) a change in the geographic location in which the executive must perform services, resulting in an increase in the one-way commute by the executive of more than 50 miles; or (iv) our breach of the CIC Plan or the executive’s participation agreement thereunder, including but not limited to, our failure to ensure the CIC Plan’s assumption by our successor in interest.
Estimated Payments and Benefits as of December 31, 2021
The following table sets forth the estimated payments and benefits that would be received by each of the NEOs upon (i) a termination of employment without cause or following a resignation for good reason other than in connection with a change-of-control of Chegg and (ii) a termination of employment without cause or following a resignation for good reason during the period commencing three months before a change-of-control and ending 12 months after a change-of-control of Chegg. This table reflects amounts payable to each NEO assuming that his or her employment was terminated on December 31, 2021, and the change-of-control of Chegg also occurred on that date. The closing market price per share of our common stock on the NYSE on December 31, 2021, was $30.70.

Chegg, Inc.	59	Proxy Statement for the 2022 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

	Termination of Employment No Change-of-Control				Termination of Employment Change-of-Control
Named Executive Officer	Severance Payment ($)(1)	Medical Benefits Continuation ($)(2)	Accelerated Vesting of Equity Awards ($)(3)	Total ($)	Severance Payment ($)(1)	Medical Benefits Continuation ($)(2)	Accelerated Vesting of Equity Awards ($)(3)	Total ($)

Dan Rosensweig	1,000,000	32,545	1,861,786	2,894,331	1,000,000	32,545	7,447,145	8,479,690
Andrew Brown	—	—	—	—	750,000	28,177	3,601,847	4,380,024
Nathan Schultz	—	—	—	—	750,000	40,657	3,601,847	4,392,504
John Fillmore	—	—	—	—	650,000	22,670	2,008,302	2,680,972
Esther Lem	—	—	—	—	550,000	40,067	1,808,107	2,398,174

(1)	The amounts reported reflect cash severance that is calculated based on each NEO’s 2021 base salary as of December 31, 2021. As noted above, the Company does not provide annual cash-based bonuses and therefore cash severance does not include any pro-rata target bonuses.
(2)	The amounts reported represent costs for COBRA.
(3)	The value of the accelerated vesting of unvested equity awards has been calculated based on the closing market price of our common stock on the NYSE on December 31, 2021, which was $30.70 per share. All outstanding stock options were fully vested on December 31, 2021, and as such are not included in the total. The number of earned and unvested PSUs relating to the performance periods ending December 31, 2019, 2020, and 2021 were calculated as set forth above in footnotes 4, 6, and 8 to the Outstanding Equity Awards at Fiscal Year End Table.

Based on the closing market price of our common stock on the NYSE on December 31, 2021, no portion of the TSR PSU would be achieved or eligible for acceleration.

Chegg, Inc.	60	Proxy Statement for the 2022 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Chief Executive Officer Pay Ratio
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K (“Item 402(u)”), we are required to disclose the ratio of our principal executive officer’s annual total compensation to the annual total compensation of our median employee. As disclosed in the Summary Compensation Table, the 2021 annual total compensation for our Chief Executive Officer was $21,005,605. The 2021 annual total compensation of our median employee was $62,035. Accordingly, the ratio of the 2021 annual total compensation of our Chief Executive Officer to the 2021 annual total compensation of our median employee is 339 to 1. We believe this ratio, which was calculated in a manner consistent with Item 402(u), to be a reasonable estimate, based upon the assumptions and adjustments described below.
Identifying the Median Employee
We identified our median employee, taking into account all individuals, excluding our Chief Executive Officer, who were employed by us on a worldwide basis as of December 31, 2020 (the “employee population determination date”), whether employed on a full-time, part-time, seasonal or temporary basis, and including employees on a partial year leave of absence. We did not include any contractors or other non-employee workers in our employee population. For the period December 31, 2020 to December 31, 2021, there has been no significant change in employee population or in our employee compensation arrangements such that we believe identification of a new median employee would not result in a significant change in the pay ratio disclosure. Therefore, as permitted by Item 402(u), we are continuing to use this median employee for calculation of the CEO pay ratio with respect to the year ending December 31, 2021.
Compensation Measures and Calculation Methodology
To identify our median employee in 2020, we chose to use a consistently applied compensation measure, which we selected as base salary or wages paid to each of our employees for the 12-month period from January 1, 2020 and December 31, 2020. For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using foreign exchange rates in effect on December 31, 2020. For permanent employees hired during 2020, we annualized their base salary or wages as if they had been employed for the entire measurement period. We did not make any cost-of-living adjustments for employees outside of the United States.
The median employee identified in 2020 was an employee based in India, and who continued to be employed on December 31, 2021. We calculated the annual total compensation for this individual using the same methodology we use to calculate the amount reported for our CEO in the “Total” column of the Summary Compensation Table as set forth in this proxy statement.

Chegg, Inc.	61	Proxy Statement for the 2022 Annual Meeting of Stockholders

Equity Compensation Plan Information

The following table presents information as of December 31, 2021 with respect to compensation plans under which shares of our common stock may be issued. The category “Equity compensation plans approved by security holders” in the table below consists of the 2005 Stock Incentive Plan (the “2005 Plan”), the 2013 Equity Incentive Plan (the “2013 Plan”) and the 2013 Employee Stock Purchase Plan (the “2013 ESPP”). The table does not include information with respect to shares of our common stock subject to outstanding options or other equity awards granted under equity compensation plans or arrangements assumed by us in connection with our acquisition of the companies that originally granted those awards.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	8,553,218(1)	$7.28(2)	40,443,240(3)
Equity compensation plans not approved by security holders(4)	—	—	—

(1)	Excludes purchase rights accruing under the 2013 ESPP and includes 8,171,462 shares subject to outstanding RSUs and PSUs.
(2)	The weighted average exercise price relates solely to outstanding stock option shares since shares subject to RSUs and PSUs have no exercise price.
(3)	Consists of 30,629,068 shares available for issuance under the 2013 Plan and 9,814,172 shares available for issuance under the 2013 ESPP.

The number of shares reserved for issuance under the 2013 Plan will increase automatically on the first day of January of each of the first ten calendar years during the term of the plan by a number of shares of common stock equal to the lesser of (i) 5% of the total outstanding shares of our common stock as of the immediately preceding December 31st (rounded to the nearest whole share) or (ii) a number of shares determined by our Board of Directors.

The number of shares reserved for issuance under the 2013 ESPP will increase automatically on January 1st of each of the first ten calendar years following the first offering date by the number of shares equal to the lesser of (i) 1% of the total outstanding shares of our common stock as of the immediately preceding December 31st (rounded to the nearest whole share) or (ii) a number of shares determined by our Board of Directors.

Pursuant to the terms of the 2013 Plan and 2013 ESPP, an additional 6,847,597 shares and 1,369,519 shares were added to the number of shares reserved for issuance under each plan, respectively, effective January 1, 2022.
(4)	Excludes information for options and other equity awards assumed by us in connection with mergers and acquisitions. As of December 31, 2021, there were no shares of our common stock that were issuable upon exercise of outstanding options assumed. No additional equity awards may be granted under any equity compensation plans or arrangements assumed by us in connection with mergers and acquisitions.

Chegg, Inc.	62	Proxy Statement for the 2022 Annual Meeting of Stockholders

Transactions with Related Parties

Other than the compensation arrangements, including employment, termination of employment and change-of-control arrangements and indemnification arrangements, discussed, when required, above in the section entitled “Executive Compensation,” since January 1, 2021, we have not been a party to any transaction or series of similar transactions in which:
•we have been or are to be a participant;
•the amount involved exceeded or exceeds $120,000; and
•any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.
Review, Approval or Ratification of Transactions with Related Parties
Our related-party transactions policy requires approval of transactions to which we are a party and in which an officer, director, nominee for director, stockholder beneficially owning more than five percent of our outstanding capital stock or an immediate family member of a person sharing a household with such person has a material interest. Any transaction that we intend to undertake with such persons, irrespective of the amounts involved (unless such transaction is subject to standing pre-approval as provided under the policy or pursuant to a resolution adopted by our Compensation Committee), will be submitted to our Ethics Counselor for his or her determination of what approvals are required under the related-party transactions policy. The Ethics Counselor will refer to the Chair of our Audit Committee (or another member of our Audit Committee if the Chair is a party to the transaction) any such transaction for review. In the event our Ethics Counselor becomes aware of a transaction with a related person that has not been previously approved or previously ratified under the related-party transactions policy that required such approval, it will be submitted promptly to the Chair or other member of our Audit Committee for review. Based on the conclusions reached, the Chair or other member of our Audit Committee will evaluate all options, including but not limited to ratification, amendment or termination of the transaction with the related person.
In approving or rejecting the proposed transaction, the Chair or other member of our Audit Committee will consider the relevant and available facts and circumstances, including such facts as (i) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated; (ii) the terms of the transaction; and (iii) any other relevant information and considerations with respect to the proposed transaction. The Chair or other member of our Audit Committee will approve only those transactions with related persons that, in light of known circumstances, are in or are not inconsistent with, the best interests of our Company and our stockholders, as such Chair or other member of our Audit Committee determines in the good faith exercise of his or her discretion.

Chegg, Inc.	63	Proxy Statement for the 2022 Annual Meeting of Stockholders

Report of the Audit Committee

The information contained in the following report of Chegg’s Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Chegg under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless and only to the extent that Chegg specifically incorporates it by reference.
The Audit Committee has reviewed and discussed with Chegg’s management and Deloitte & Touche LLP the audited consolidated financial statements of Chegg as of and for the year ended December 31, 2021, and the effectiveness of internal control over financial reporting as of December 31, 2021. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board.
The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from Chegg.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Chegg’s annual report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee
Renee Budig, Chair
Marcela Martin
Richard Sarnoff
Ted Schlein

Chegg, Inc.	64	Proxy Statement for the 2022 Annual Meeting of Stockholders

Additional Information

Stockholder Proposals to be Presented at the Next Annual Meeting
Chegg’s Bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an Annual Meeting of Stockholders, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Chegg, Inc., 3990 Freedom Circle, Santa Clara, California 95054, Attn: Corporate Secretary.
To be timely for the 2023 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at the principal executive offices of Chegg not earlier than 5:00 p.m. Pacific Time on February 16, 2023 and not later than 5:00 p.m. Pacific Time on March 20, 2023. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2021 Annual Meeting of Stockholders the information required by Chegg’s Bylaws.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at Chegg’s 2023 Annual Meeting of Stockholders must be received by us no later than December 15, 2023 in order to be considered for inclusion in Chegg’s proxy materials for that meeting. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our Bylaws.
Delinquent Section 16(a) Report
Section 16 of the Exchange Act requires Chegg’s directors, executive officers and any persons who own more than 10% of Chegg’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish Chegg with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to Chegg and written representations from the directors and executive officers, Chegg believes that all Section 16(a) filing requirements were timely met in 2021 with the exception of the following:
•A late Form 4 report was filed for John Fillmore on April 16, 2021 to report a 10b5-1 transaction covering 19,714 shares of common stock on April 13, 2021.
•Late Form 4 reports were filed for each of Sarah Bond, Renee Budig, Paul LeBlanc, Marne Levine, Richard Sarnoff, Ted Schlein, and John (Jed) York on September 9, 2021 to report the grant of an RSU award covering 2,619 shares of common stock on June 2, 2021.

Chegg, Inc.	65	Proxy Statement for the 2022 Annual Meeting of Stockholders

ADDITIONAL INFORMATION
Available Information
Chegg will mail without charge, upon written request, a copy of Chegg’s annual report on Form 10-K for the year ended December 31, 2021, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Investor Relations
Chegg, Inc.
3990 Freedom Circle
Santa Clara, CA 95054

The Annual Report is also available at https://investor.chegg.com.
“Householding” - Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as Brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report and proxy materials, including the Notice, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.
We expect that a number of Brokers with account holders who are our stockholders will be “householding” our Annual Report and proxy materials, including the Notice. A single Notice and, if applicable, a single set of Annual Report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your Broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge, either by calling toll-free (800) 542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, Chegg will promptly deliver a separate copy of the Notice and, if applicable, Annual Report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice and, if applicable, annual report and other proxy materials, you may write to Chegg’s Investor Relations department at 3990 Freedom Circle, Santa Clara, California 95054, Attn: Investor Relations, or via email to ir@chegg.com.
Any stockholders who share the same address and currently receive multiple copies of Chegg’s Notice or Annual Report and other proxy materials who wish to receive only one copy in the future can contact their Broker to request information about householding or Chegg’s Investor Relations department at the address listed above.

Chegg, Inc.	66	Proxy Statement for the 2022 Annual Meeting of Stockholders

Other Matters

Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to our Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Chegg, Inc.	67	Proxy Statement for the 2022 Annual Meeting of Stockholders

Appendix A

RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
We believe that certain non-GAAP financial measures, including Adjusted EBITDA, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding items that may not be indicative of our core business, operating results or future outlook. Our management uses these non-GAAP financial measures in assessing our operating results, as well as when planning, forecasting and analyzing future periods and believes that such measures enhance investors' overall understanding of our current financial performance. These non-GAAP financial measures also facilitate comparisons of our performance to prior periods. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to net loss determined in accordance with GAAP. Management strongly encourages stockholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
The following is a reconciliation of net loss to EBITDA and Adjusted EBITDA for the year ended December 31, 2021 (in thousands, unaudited):

Year Ended December 31, 2021

Net loss	$(1,458)
Interest expense, net	6,896
Provision for income taxes	7,197
Print textbook depreciation expense	10,859
Other depreciation and amortization expense	63,274
EBITDA	86,768
Print textbook depreciation expense	(10,859)
Share-based compensation expense	108,846
Other income (expense), net	65,472
Acquisition-related compensation costs	6,378
Transitional logistics charges	7,332
Restructuring charges	1,922
Adjusted EBITDA	$265,859

Chegg, Inc.	A-1	Proxy Statement for the 2022 Annual Meeting of Stockholders

0

CHEGG, INC.

Proxy for Annual Meeting of Stockholders on June 1, 2022

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Dan Rosensweig and Andrew Brown as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all the shares of common stock of Chegg, Inc. held of record by the undersigned at the close of business on April 4, 2022 at the Annual Meeting of Stockholders to be held virtually at https://web.lumiagm.com/299143484 (password: CHGG2022) on June 1, 2022 at 9:00 a.m. Pacific Time, and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

CHEGG, INC.

June 1, 2022

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18637

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20430300000000000000 2 060122

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN THE ELECTION OF DIRECTORS, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of four Class III directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ John (Jed) York
- ○ Melanie Whelan
- ○ Sarah Bond
- ○ Marcela Martin

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjourments or postponements thereof. This proxy when properly executed will be voted as directed herein by the undersigned Stockholder. **If no direction is made, this proxy will be voted "FOR ALL NOMINEES" in Proposal 1, "FOR" Proposal 2 and "FOR" Proposal 3.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.